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[LETTERHEAD]
                                                                  EXHIBIT 10.20
                         FULLY DISCLOSED CLEARING AGREEMENT

                                         OF

                                 PERSHING DIVISION

                DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

THIS AGREEMENT is made and entered into as of the 7th day of April, 1999, by and between the Pershing Division of Donaldson, Lufkin & Jenrette Securities Corporation ("Pershing"), a Delaware Corporation, and Harris, Webb & Garrison, Inc. ("Broker"), a Texas Corporation.

1.0       APPROVAL

          This Agreement shall be subject to approval by the New York Stock Exchange, Inc. ("NYSE") and by any other self-regulatory organization vested with the authority to review or approve it. Pershing shall submit this Agreement to the NYSE and Broker shall submit the Agreement to any other such organization from which Broker is required to obtain approval. In the event of disapproval, the parties shall bargain in good faith to achieve the requisite approval.

2.0       AGREEMENT

          From the opening of business on the later of June 15, 1999, or the effectiveness of the registration of Broker with the NASD, until the termination of this Agreement as provided for in Paragraph 21 hereof, Pershing shall carry the cash and margin accounts of the customers of Broker introduced by Broker to Pershing, and accepted by Pershing, and shall clear transactions on a fully disclosed basis for such accounts, in the manner and to the extent set forth in this Agreement.

3.0       ALLOCATION OF RESPONSIBILITY

3.1       RESPONSIBILITIES OF THE PARTIES.

          Pursuant to NYSE Rule 382, responsibility for compliance with all applicable laws, rules, and regulations of the Securities and Exchange Commission ("SEC"), the National Association of Securities Dealers, Inc. ("NASD"), the NYSE, and any other regulatory or self-regulatory agency or organization shall be allocated between Pershing and Broker as set forth in this Agreement. To the extent that a particular function is allocated to one party under this Agreement, the other party shall supply that party with information in its possession pertinent to the proper performance and supervision of that function.

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3.2       RELATIONSHIP WITH CUSTOMERS.

          Except as provided in Paragraph 27.11 of this Agreement, all customers receiving services pursuant to this Agreement shall remain customers of Broker. Pershing shall provide services under this Agreement to Broker only to the extent explicitly required by specific provisions contained in this Agreement and shall not be responsible for any duties or obligations not specifically allocated to Pershing pursuant to this Agreement. Broker shall enter into appropriate contractual arrangements with customers on its own behalf. and such agreements shall make Broker, and not Pershing, responsible to customers for the provision of services. Broker shall not be deemed to be an agent of Pershing for any purpose, except to the limited extent expressly set forth in paragraph 9.1.8 of this Agreement. nor shall Pershing be deemed to have a fiduciary relationship with any of Broker's customers. Broker acknowledges that Pershing does not control the business or operations of Broker.

4.0       REPRESENTATIONS AND WARRANTIES

4.1       BROKER. Broker represents and warrants that:

4.1.1 CORPORATION DULY ORGANIZED. Broker is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation.

4.1.2 REGISTRATION. Broker is duly registered and in good standing as a broker dealer with the SEC and is a member firm in good standing of the NASD.

4.1.3 AUTHORITY TO ENTER AGREEMENT. Broker has all requisite authority, whether arising under applicable federal or state law or the rules and regulations of any regulatory or self-regulatory organization to which Broker is subject, to enter into this Agreement and to retain the services of Pershing in accordance with the terms of this Agreement.

4.1.4 SUBSTANTIAL COMPLIANCE WITH RULES AND REGULATIONS. Broker and each of its employees is in substantial compliance with, and during the term of this Agreement shall remain in substantial compliance with, the registration, qualification, capital, financial reporting, customer protection, and other requirements of every self-regulatory organization of which Broker is a member, of the SEC, and of every state to the extent that Broker or any of its employees is subject to the jurisdiction of that state.

4.1.5 NO PENDING ACTION, SUIT, INVESTIGATION OR INQUIRY. Broker has disclosed to Pershing every action, suit, investigation, inquiry, or proceeding (formal or informal) pending or threatened against or affecting Broker, any of its affiliates, or any officer, director, or general securities principal or financial and operations principal of Broker, or their respective property or assets, by or before any court or other tribunal, any arbitrator, any Governmental authority, or any self-regulatory organization of which any of them is a member. Broker shall notify Pershing promptly, but in any event within three business days, of the initiation of any such action, suit, investigation, inquiry, or proceeding that may have a material impact on the capital of Broker.

4.2       PERSHING. Pershing represents and warrants that:

4.2.1 CORPORATION DULY ORGANIZED. Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware.

4.2.2 REGISTRATION. DLJ is duly registered and in good standing as a broker dealer with the SEC and is a member firm in good standing of the NYSE and the NASD.

4.2.3 AUTHORITY TO ENTER AGREEMENT. DLJ has all requisite authority, whether arising under applicable federal or state law, or the rules and regulations of any regulatory or self-regulatory organization to which

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DLJ is subject, to enter into this Agreement and provide services in accordance with the terms of this Agreement.

4.2.4 COMPLIANCE WITH REGISTRATION. Pershing and each of its employees is in substantial compliance with, and during the term of this Agreement shall remain in substantial compliance with the registration, qualification, capital, financial reporting, customer protection, and other requirements of every self-regulatory organization of which Pershing is a member, of the SEC, and every state.

5.0       ESTABLISHING AND ACCEPTING NEW ACCOUNTS

5.1 ACCEPTANCE OF NEW ACCOUNTS. Broker shall be responsible for opening and approving new accounts.

5.2 MAINTENANCE OF ACCOUNT INFORMATION. Pershing may rely without inquiry on the validity of all customer information furnished to it by Broker.

5.3 PERSHING OPERATIONS MANUAL. Broker acknowledges receipt and familiarity with the Pershing "Customer Reference Guide" and agrees to familiarize itself with any modifications or supplements to such guide that may be issued from time to time.

6.0       SUPERVISION OF ORDERS AND ACCOUNTS

6.1 RESPONSIBILITY FOR COMPLIANCE. Broker shall be solely responsible for compliance with Suitability, "Know Your Customer" rules and other requirements of federal and state law and regulatory and self-regulatory rules and regulations governing transactions and accounts. Possession by Pershing of surveillance records, exception reports, or other similar data shall not obligate Pershing to establish procedures for dealing with such material or to review or be aware of their contents. Pershing shall not be required to make any investigation into the facts surrounding any transaction that it may execute or clear for Broker or any customer of Broker.

6.2 COMPLIANCE PROCEDURES. Broker agrees to diligently supervise compliance with all applicable laws, rules, and regulations of the SEC, NASD, NYSE, and any other regulatory or self-regulatory agency or organization having jurisdiction over Broker through the use of a compliance manual or other written procedures. Broker shall review transactions and accounts to assure compliance with prohibitions against manipulative practices and insider trading and other requirements of federal and state law and applicable regulatory and self-regulatory rules and regulations to which Broker or its customer are subject. Without limiting the above, Broker shall be responsible for compliance with the supervisory requirements in Section 1 5(b)(4) of the Securities Exchange Act of 1934, as amended, NASD Rule 3010, NYSE Rules 342, 431 and 35 1, and similar rules adopted by any other regulatory or self-regulatory agency or organization, to the extent applicable.

6.3 KNOWLEDGE OF CUSTOMER'S FINANCIAL RESOURCES AND INVESTMENT OBJECTIVES. Broker shall comply with Rule 405(1) of the NYSE or comparable requirements of similar rules of any other self-regulatory organization to which Broker is subject. Broker shall obtain all essential facts relating to each customer, each cash and margin account, each order, and each person holding a power of attorney over any account, in order to assess the suitability of transactions when required by applicable rules, the authenticity of orders, signatures, endorsements, certificates, or other documentation, and the frequency of trading. Broker warrants that, to the best of its knowledge, it will not open or maintain accounts for persons who are minors or who are otherwise legally incompetent and that it will comply with NYSE Rule 407 and other laws, rules, or regulations that govern the manner and circumstances in which accounts may be opened or transactions authorized.

6.4 FURNISHING OF INVESTMENT ADVICE. Broker shall be solely responsible for any recommendation or advice it may offer to its customers.

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6.5       DISCRETIONARY ACCOUNTS. Broker shall be solely responsible for obtaining customer approval for and supervising discretionary accounts.

6.6 OPTION ACCOUNTS. Before engaging in option trading for any customer, Broker shall deliver to the customer a current disclosure statement of the Options Clearing Corporation and any effective supplements. Broker shall obtain the required signatures on all option agreements, shall obtain proper approval of the opening of all option accounts and shall otherwise comply with all applicable laws, rules and regulations relating to options accounts and option trading. Broker shall deliver to Pershing a copy of a signed option agreement for each customer approved by it for options trading in a form acceptable to Pershing.

6.7 ACCOUNTS OF EMPLOYEES OF MEMBER ORGANIZATIONS, SELF-REGULATORY ORGANIZATIONS, AND FINANCIAL INSTITUTIONS. Broker shall give required notices and obtain required approvals of employers in each case in which a customer is an employee of a broker-dealer, a self-regulatory organization, or a financial institution.

7.0       EXTENSION OF CREDIT

7.1 PRESUMPTION OF CASH ACCOUNT. Pershing may, but is not required to, permit customers of Broker to purchase securities on margin, but all transactions for a customer will be deemed to be cash transactions, and payment for those transactions will be required in the manner applicable to cash transactions, unless, on or prior to settlement, Broker has furnished Pershing with a properly executed and binding customer margin agreement and consent to loan of securities in a form acceptable to Pershing.

7.2 MARGIN REQUIREMENTS. All margin accounts introduced by Broker shall be subject to Pershing's margin requirements as in effect from time to time. Pershing reserves the right (but shall not be obligated) to refuse to accept any transaction in a margin account or croup of accounts without the actual receiptof the necessary margin and to impose a higher margin requirement for a particular account when, in Pershing's discretion, the past history or nature of the account or other factors or the securities held in it warrant such action. In all instances, Broker shall be responsible for determining the amount of credit suitable for every account and may require higher margin than imposed by Pershing for any particular account, group of accounts, or all accounts introduced by Broker to Pershing.

7.3       MARGIN MAINTENANCE AND COMPLIANCE WITH REGULATION T AND SEC RULE
15c3-3m.

7.3.1 INITIAL MARGIN. Broker shall be responsible for the initial margin requirement for any transaction until such initial margin has been received by Pershing, in acceptable form.

7.32 MARGIN CALLS. After the initial margin for a transaction has been received, subsequent margin calls may be made by Pershing at its discretion. Pershing shall calculate the maintenance requirement and notify Broker of any amounts due. Broker shall be responsible for issuing the margin call to its customer and obtaining the amount due directly from Broker's customer. If Broker fails to take the appropriate action, Pershing reserves the right to collect the amount due directly from Broker's customer. Broker agrees to cooperate with Pershing in complying with and obtaining margin in response to such calls. If any customer fails to meet a maintenance call, Broker shall be liable to Pershing for any loss or damage it may incur unless the Broker establishes that the loss or damage was directly attributable to Pershing's failure to give proper and timely notification to Broker or customer.

7.3.3 ACTIONS UPON FAILURE TO MEET MARGIN CALLS OR DELIVER SECURITIES. In the event that satisfactory margin is not provided within the time specified by Pershing, or securities sold are not delivered as required, Pershing may take such actions as Pershing deems appropriate, including but not limited to the sale or purchase of securities in connection with the account. Broker shall cooperate with Pershing by entering appropriate orders to buy-in or sell-out securities in any such instance. Compliance with a request

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to withhold action shall not be deemed a waiver by Pershing of any of its rights under this Agreement, including but not limited to the right to close out a contract or position if in Pershing's judgment changing conditions render such action advisable, with or without prior notification to customer or Broker.

7.4 CHARGING OF INTEREST AND DISCLOSURES PURSUANT TO RULE l0b-16. Interest charged with respect to debit balances in customers' accounts shall be determined in accordance with the fully disclosed pricing schedule attached to this Agreement. Broker shall send each margin customer a written disclosure statement, in a form acceptable to Pershing, at the time of the opening of a margin account as required by SEC Rule lOb-16.

7.5 UNSECURED DEBITS OR UNSECURED SHORT POSITIONS. Pershing shall charge against the account of Broker an amount equal to the value of any unsecured debit or short position (on a "mark to market" basis) in a customer account if that position has not been promptly resolved by payment or delivery. Any remaining debit shall be charged against Broker's Deposit Account and be considered a claim against Broker pursuant to Paragraph 19 of this Agreement.

8.0       MAINTENANCE OF BOOKS AND RECORDS

8.1 STOCK RECORDS. Pershing shall maintain stock records and other prescribed books and records of all transactions executed or cleared through it in accordance with generally accepted practices in the securities industry.

8.2 REGULATOR`- REPORTS AND RECORDS. Broker shall prepare, submit, and maintain copies of all reports, records, and regulatory filings required of Broker by any entity that regulates it, including, but not limited to, copies of all account agreements and similar documentation obtained pursuant to paragraph 5.0 of this Agreement and any reports and records required to be made or kept under the Currency and Foreign Transactions Reporting Act of 1970, the Money Laundering Act of 1986, and any rules and regulations promulgated pursuant thereto. To the extent that Pershing is required to prepare or submit any reports or records by any entity that regulates it, Broker shall cooperate in providing Pershing with any information needed in order to prepare such reports or records.

8.3 AUDIOTAPING OF TELEPHONE CONVERSATIONS - Broker understands that for quality control, dispute resolution or other business purposes, Pershing records some or all telephone conversations between Broker and Pershing. Broker hereby consents to such recording and will inform its employees, representatives and agents of this practice. It is further understood that all such conversations are deemed to be solely for business purposes.

9.0       RECEIPT AND DELIVERY OF FUNDS AND SECURITIES

9.1       RECEIPT AND DELIVERY OF FUNDS AND SECURITIES.

9.1.1 CASHIERING FUNCTIONS. Pershing shall perform normal and reasonable cashiering functions for customer accounts introduced by Broker. These functions shall include receipt and delivery of securities purchased, sold, borrowed, and loaned; receipt and payment of funds owed by or to customers; and provision of custody for securities and funds. Broker shall provide Pershing with the basic data and documents that are necessary or appropriate to permit Pershing to perform its obligations under this Paragraph, including but not limited to copies of records documenting receipt of customers' funds and securities received directly by Broker. Such data and documents must be compatible with the requirements of Pershing's data processing systems.

9.1.2 PURCHASES. Broker shall be responsible for purchases made for customers until actual and complete payment has been received by Pershing. When payment is tendered to Pershing in the form of a check, Broker shall remain responsible until the check has been paid and the proceeds actually received and finally

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credited to Pershing (without any subsequent chargeback) by its bank.
Pershing shall use due diligence in depositing any checks that it receives directly from customers of Broker.

9.1.3 SALES. Broker shall be responsible for sales until Pershing has received, in acceptable form, the securities involved in a transaction. If Pershing does not receive delivery of securities in an acceptable form, Pershing may buy-in all or part of the securities for the accounts of the customer of Broker or Broker.

9.1.4 WHEN ISSUED AND DELAYED DELIVERY TRANSACTIONS. In the case of the purchase or sale of securities on a "when issued" basis, and in the case of a purchase or sale where distribution or delivery is otherwise delayed (except pursuant to a margin agreement), Broker shall remain responsible, as set forth in this Agreement, until necessary and satisfactory payment of funds or delivery of securities, as required by the margin rules, has been received by Pershing.

9.1.5 FUNDS AND SECURITIES RECEIVED BY BROKER. Broker shall promptly deposit with Pershing funds or securities received by Broker from its customers, together with such information as may be relevant or necessary to enable Pershing to record such remittances and receipts in the respective customer accounts.

9.1.6 FAILURE TO SETTLE OR PAY. In the event of a failure to timely deposit required funds or securities, Pershing may take appropriate remedial action. Without waiving or otherwise limiting its right to take other remedial action, Pershin=> may at its option charge interest at rates as agreed in Schedule A to this Agreement. Broker may pass such charges on to its customers but Broker remains responsible therefor until actually paid.

9.1.7 SETTLEMENT AND DELIVERY. Broker shall obtain each customer's agreement to accept partial deliveries and to abide by other clearance arrangements as may be directed by any exchange or association. With respect to any settlements which involve the drafting of securities, draft charges, including interest expense, will be borne by Broker.

9.1.8 CHECK WRITING AUTHORITY. Pershing may, but is not required to, authorize certain of Broker's employees to sign checks to Broker's customers for amounts due to, and requested by them, with respect to their accounts. Broker shall designate in writing the names of any employees it wishes to receive the authorization described in this subparagraph. All checks must be signed by two employees who have received authorization from Pershing. No check or checks totaling more than $100,000 shall be provided to any customer by Broker on the same business day. All expenses incurred in connection with the issuance of checks under the authority described in this subparagraph shall be charged to Broker. Broker remains responsible for the disbursement and delivery of such checks to its customers. Any lien on the customer's property granted by the customer to Broker or Pershing shall extend to any funds which may be segregated in a separate account in connection with the exercise of the authority described in this subparagraph.

9.2 TRANSFER OF SECURITIES AND ACCOUNTS. Upon receiving written or oral instructions from Broker, or written instructions from a customer, Pershing shall make reasonable efforts to effectuate such transfers of securities or accounts as may be requested. Whenever practicable, Pershing shall first notify the Broker before acting on a customer's written request.

9.3 RESTRICTED AND CONTROL STOCK REQUIREMENTS. Broker shall be responsible for determining whether any securities held in Broker's or its customer accounts are restricted or control securities as defined by applicable laws, rules, or regulations. Broker is responsible for assuring that orders executed for such securities comply with such laws, rules, and regulations.

9.4 PAYMENT OF DIVIDENDS AND HANDLING OF EXCHANGE OR TENDER OFFERS, RIGHTS, WARRANTS AND REDEMPTIONS. Whenever Pershing has been instructed to retain custody of the securities in any account, Pershing may hold the securities in the customer's name, the name of Pershing or its nominee, or in the names of nominees of any depository used by Pershing. Pershing shall perform the services required in connection with holding the securities in custody in each account, including (1) collection and payment of dividends and interest; (2) transmittal and handling (through Broker) of tenders or exchanges pursuant to tender offers and exchange offers; (3) transmittal of proxy materials and other shareholder communications

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if Pershing is appropriately compensated; and (4) handling of exercises or expirations of rights, options, warrants and redemptions.

9.5 CORPORATE ACTION REQUESTS/SOLICITING DEALER AGREEMENTS: Broker requests and authorizes Pershing to execute as Broker's agent-in-fact any and all Soliciting Dealer Agreements for corporate actions involving securities or other interests held by Broker's customers on the books of Pershing. Pershing agrees to provide notice of the pending corporate action to Broker at its designated locations. Pershing further agrees to collect and submit corporate action requests from Broker and submit them to the soliciting party in accordance with the instructions received from the soliciting party. Pershing agrees to use its best efforts to communicate corporate action information to Broker and, where applicable, Broker's customers, but shall not be liable for a) any delays in the communication of corporate action information or b) delays in the transmission of collected corporate action requests to the soliciting party unless caused by Pershing's gross negligence. All fees received from the soliciting party will be credited to Broker. In consideration of providing this service to Broker, Broker agrees to indemnify and hold harmless Pershing, its affiliates, officers, agents and employees from all claims, suits, investigations, damages and defense costs (including reasonable attorneys fees) that arise in connection with this paragraph.

9.6 COD-ORDERS. Broker shall not introduce any retail or individual accounts requiring settlement on a "delivery versus payment" or "receive versus payment" basis without the prior written approval of Pershing. If such approval has been given, Broker shall arrange for timely settlement of all such transactions. Broker shall be responsible for complying with the requirements of NYSE Rule 387 with respect to those transactions, except that Pershing shall be responsible for delivering confirmations pursuant to NYSE Rule 387.

10.0      SAFEGUARDING OF FUNDS AND SECURITIES

          Except as otherwise provided in this Agreement, Pershing shall be responsible for the safekeeping of all money and securities received by it pursuant to this Agreement. However, Pershing will not be responsible for any funds or securities delivered by a customer to Broker until such funds or securities are actually received by Pershing or deposited in bank accounts maintained by Pershing.

11.0      CONFIRMATIONS AND STATEMENTS

11.1 PREPARATION AND TRANSMISSION OF CONFIRMATIONS AND STATEMENTS. Pershing shall prepare confirmations and summary periodic statements and shall, to the extent required, transmit them to customers and Broker in a timely fashion except to the extent Broker has agreed to transmit confirmations to customers. Confirmations and statements shall be prepared on forms disclosing that the account is carried on a fully disclosed basis for the Broker in accordance with applicable rules, regulations and interpretations. Broker will have the ultimate regulatory responsibility for compliance with the prospectus delivery requirements of the Securities Act of 1933, as amended, regardless of its retention of a prospectus fulfillment service to perform delivery of same.

11.2 EXAMINATION AND NOTIFICATION OF ERRORS. Broker shall examine promptly all confirmations, statements, and other reports provided to Broker by Pershing. Broker must promptly notify Pershing of any error claimed by Broker in any account. If Broker fails to notify Pershing promptly of any error the existence of which was, or should reasonably have been, discoverable by review of confirmations, statements, and reports provided to Broker by Pershing, Broker shall be deemed to have waived its right to make any claim against Pershing with respect to such error.

12.0      ACCEPTANCE AND EXECUTION OF TRANSACTIONS

12.1 RESPONSIBILITY TO ACCEPT OR REJECT TRADES. Pershing shall execute transactions in customers' accounts and release or deposit money or securities to or for accounts only upon Broker's instructions. Pershing reserves the right to accept written or oral transaction orders from Broker's customers in circumstances where it determines that the customers are unable to execute those transactions through

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Broker. Notwithstanding any instructions to the contrary, Pershing may, after giving reasonable notice, (i) refuse to confirm a transaction or cancel a confirmation, (ii) reject a delivery or receipt of securities or money, (iii) refuse to clear a trade executed by Broker, or (iv) refuse to execute a trade for the account of a customer or Broker.

12.2 RESPONSIBILITY FOR ERRORS IN EXECUTION. Broker shall be responsible for transmission to Pershing of all customer orders and for any errors in the Broker's recording or transmission of such orders. Pershing shall be responsible for any errors it might make in the further transmission and execution of such orders after their receipt, in proper and complete form, from Broker.

12.3 SETTLEMENT OF CONTRACTS AND TRANSACTION. Unless otherwise agreed in writing, Pershing shall have no obligation to settle contracts and transactions in securities (i)between Broker and other brokers and dealers,
(ii) between Broker and its customers and (iii) between Broker and third persons.

13.0      OTHER OBLIGATIONS AND RESPONSIBILITIES OF BROKER

13.1 OTHER CLEARING AGREEMENTS. During the term of this Agreement, Broker shall not enter into any other similar agreement or obtain the services contemplated by this Agreement from any other party or supply the services contemplated by the Agreement without the prior written approval of Pershing.

13.2 DISCIPLINARY ACTION, SUSPENSION, OR RESTRICTION. If Broker becomes subject to disciplinary action, suspension, or restriction by a federal or state agency, stock exchange, or regulatory or self regulatory organization having jurisdiction over Broker or Broker's securities or commodities business, Broker shall notify Pershing immediately, orally and in writing, and provide Pershing a copy of any decision relating to such action, suspension, or restriction. Broker shall reimburse Pershing for the fees and expenses associated with any legal advice Pershing may seek with respect to the effect of such action, suspension, or restriction on the rights and obligations of Pershing under this Agreement. Pershing may take any action it reasonably deems to be necessary (i) to assure that it will continue to comply with all applicable legal, regulatory, and self-regulatory requirements, notwithstanding such action, suspension, or restriction, and
(ii) to comply with any requests, directives, or demands made upon Pershing by any such federal or state agency, stock exchange, or regulatory or self-regulatory organization.

13.3 PROVISION OF FINANCIAL INFORMATION. Broker shall furnish Pershing copies of FOCUS Reports, financial statements for the current fiscal year, the executed Forms X-17a-5 (Parts I and IIA) filed with the SEC, any amendments to Broker's Form BD, and any other regulatory or financial reports Pershing may from time to time require. Broker shall provide such reports to Pershing at the time Broker files such reports with its primary examining authority. Broker shall also notify Pershing in advance of withdrawals of more than 10% of its net capital.

13.4 FIDELITY BOND. Broker shall maintain throughout the term of this Agreement fidelity insurance coverage in at least the minimum amount required under NASD rules.

Pershing may require that Broker obtain additional fidelity insurance coverage if it reasonably determines that such coverage is necessary to assure Broker's performance of its obligations under this Agreement.

13.5 EXECUTING BROKERS. If Broker wishes to act as an "Executing Broker" as such term is understood in that certain letter dated January 25, 1994 from the Division of Market Regulation of the Securities and Exchange Commission, as the same may be amended, modified or supplemented from time to time (the "No-Action Letter'") then all terms herein shall have the same meaning as ascribed thereto either in the Agreement or in the No-Action Letter as the sense thereof shall require. Broker may, from time to time, execute trades (either directly or through Pershing) for Prime Brokerage Accounts in compliance with the requirements of the No-Action Letter. (The No-Action Letter requires, INTER ALIA, that a contract be executed between Pershing and Prime Broker, and between Broker and Prime Brokerage Customer prior to the transaction of any business hereunder). Broker shall promptly notify Pershing, but in no event later than 5:00 p.m. New York time of trade date in a mutually acceptable fashion, of such trades in sufficient detail

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for Pershing to be able to report and transfer any trade executed by Broker on behalf of a Prime Brokerage Account to the relevant Prime Broker. Broker understands and agrees that if Prime Broker shall disaffirm or "dk" any trade executed by Broker on behalf of a Prime Brokerage Account; Broker shall open an account for such Prime Brokerage Account in its range of accounts and shall transfer or deliver the trade to such account at the risk and expense of Broker to the same extent as for any account introduced by Broker pursuant to the Agreement. Broker understands and agrees that all Prime Brokerage Accounts shall be conducted in accordance with the requirements of the No-Action Letter and any relevant agreement between Broker and a Prime Brokerage Customer, or between Pershing and relevant Prime Broker. Broker further agrees to supply Pershing with such documents, papers and things, which from time to time are reasonably required by Pershing to carry out the intention of this Paragraph. Broker agrees that it shall know its customer, obtain appropriate documentation, including new account form, conduct its own credit check and determine the availability of shares for any short sales. Broker shall maintain facilities to clear any disaffirmed trades.

14.0      OTHER OBLIGATIONS AND RESPONSIBILITIES OF PERSHING

14.1 USE OF THIRD PARTY SERVICES. Pershing may, at its reasonable option, and consistent with common industry practice, retain one or more independent data processing or other service bureaus to perform functions (including, but not necessarily limited to pricing services or proxy mailing services) superfluous assigned to Pershing under this Agreement. If any such service bureau fails to perform an assigned function accurately, in accordance with specifications, or within the customary time periods, Pershing shall cause the service bureau to correct any error in its next regularly scheduled processing operation and to deliver any overdue work as soon as reasonably practicable. Except as stated in this subparagraph, Pershing shall not be responsible for any losses, damages, liability, or expenses claimed by Broker or its customers arising from any such failure beyond the amount of such losses, damages or expense which Pershing is able to recover pursuant to the terms of its agreement with such service bureau.

14.2 BACKUP WITHHOLDING. Broker hereby agrees to take necessary measures to comply with the backup withholding requirements of Section 3406 and the nonresident alien withholding requirements of Section 1441 of the Internal Revenue Code of 1986, as amended, with respect to its customer accounts. Broker agrees to furnish to Pershing in writing or by electronic transmission any tax information in its possession relating to each customer account transferred to Pershing and to each future customer (including the customer's taxpayer identification number and any certifications provided by the customer on IRS Forms W-9, W-8, or 1001 or any authorized substitute) and agrees that Pershing may rely on such information. Pershing agrees to notify Broker of any account not in compliance with such back-up withholding requirements. Broker hereby authorizes Pershing to employ any procedures permitted under applicable law or regulation to achieve compliance with withholding obligations under the federal income tax law, including procedures pertaining to backup withholding on orders to purchase or sell securities which are received from customers by telephone or electronic transmission.

15.0      SERVICES FOR WHICH PERSHING IS NOT RESPONSIBLE

          Unless otherwise expressly agreed in writing, Pershing shall not provide nor be responsible for providing any of the following services:

15.1 Accounting, bookkeeping, record-keeping, cashiering, or other services involving commodity transactions, or any other transactions not involving securities; or any matter not contemplated by the Agreement.

15.2 Preparation of Broker's payroll records, financial statements, or any analysis thereof;

15.3 Preparation or issuance of checks in payment of Broker's expenses, other than expenses incurred by Pershing on behalf of Broker pursuant to this Agreement;

15.4      Payment of commissions to Broker's sales personnel.

16.0      LIABILITY OF PERSHING

16.1 PERSHING INDEMNIFICATION. In addition to any other obligations it may possess under other provisions of this Agreement, Pershing shall indemnify, defend, and hold harmless Broker from and against all claims, demands, proceedings, suits, actions, liabilities, expenses, attorney's fees, and costs in connection therewith arising out of any reckless, dishonest, fraudulent, or criminal act or omission on the part of any of its officers or employees with respect to the services provided by Pershing under this Agreement. Notwithstanding the foregoing, Pershin1-1 shall have no liability to any of Broker's customers for any loss suffered by any customer. Pershing's liability will be only to Broker and then only to the extent expressly set forth in this Agreement.

16.2 DEFENSE OF THIRD PARTY CLAIMS. If, within 10 days after receiving written notice of any claim, demand, suit, proceeding, or action with respect to which Broker may have any colorable claims to indemnification under this Agreement, Pershing shall fail to institute the defense of Broker in connection with such claim, demand, suit, proceeding, or action, or if thereafter Pershing shall fail diligently to pursue such defense, Broker shall have the right to defend such action or settle such action. The reasonable costs and expenses, including attorney's fees, associated with such a defense or settlement shall be borne by Pershing. The exercise of the right to participate in or assume the responsibility for any such defense shall not limit in any way Broker's right to indemnification under this Paragraph.

16.3 DAMAGES. Pershing shall not be liable for special, indirect, incidental, consequential or punitive damages which Broker, a customer of Broker, or any other third party may incur or experience, whether such damages are incurred or experienced as a result of entering into or relying on this Agreement or otherwise, even if Pershing has been advised of the possibility of such damages. Broker and Pershing each agree not to assist any claim for punitive damages against the other.

16.4 PERCHING RIGHT TO COMPETE. Nothing in this Agreement shall be deemed to restrict in any way the right of Pershing or any affiliate of Pershing to compete with Broker in any or all aspects of Broker's business.

17.0      LIABILITY OF BROKER

17.1 BROKER INDEMNIFICATION. In addition to any other obligations it may possess under other provisions of this Agreement, Broker shall indemnify, defend, and hold harmless Pershing, and any controlling person of Pershing, from and against all claims, demands, proceedings, suits, and actions and all liabilities, expenses, attorney's fees (including fees and costs incurred in enforcing it's right to indemnification), and costs in connection therewith arising out of one or more of Broker's or any of its employee's negligent, dishonest, fraudulent or criminal act or omission or any of the following:

17.1.1 FAILURE TO MAKE PAYMENT OR DELIVER SECURITIES. Failure of Broker or a customer of Broker to make any payment or deliver any securities when due. A check received by Pershing from a customer shall not constitute payment until it has been paid and the proceeds are actually received and finally credited to Pershing (without any subsequent chargeback) by its bank.

17.1.2 MARGIN CALLS. Failure of a customer to meet any initial margin call or any maintenance call, except that Pershing shall be responsible for the portion of any such loss or damage that Broker establishes was directly attributable to Pershing's failure to give notification to the Broker as required in paragraph 7.2 of this Agreement.

17.1.3 BROKER'S FAILURE TO PERFORM. Failure of Broker to perform any duty, obligation, or responsibility with respect to customer accounts as set forth in this Agreement. Broker's indemnification obligation under this subparagraph shall not be affected by the participation of Pershing or any person controlling it or controlled by it within the meaning of the Securities Exchange Act of 1934, as amended, in any transaction giving rise to such an obligation, unless such participation constitutes recklessness, fraud, or criminal conduct.

17.1.4 IMPROPER CONDUCT BY AGENTS. Any negligent, dishonest, fraudulent, or criminal act or omission on the part of any of Broker's officers, directors, employees or agents.

17.1.5 FAILURE OF A CUSTOMER TO PERFORM OBLIGATIONS. Any failure by any of Broker's customers to perform any commitment or obligation with respect to a transaction carried by Pershing under this Agreement, whether or not such failure was under the control of Broker.

17.1.6 CUSTOMER CLAIMS AND DISPUTES. Any claim or dispute between Broker and a customer with respect to services provided under this Agreement, including but not limited to any claim or dispute concerning the validity of a customer order in the form the order was transmitted to Pershing by Broker and any claim arising in connection with Pershing's guarantee of any signature of any customer of Broker.

17.1.7 WARRANTIES. Any adverse claim with respect to any security delivered or cleared by Pershing, including a claim of a defect in title with respect to securities that are alleged to have been forged, counterfeited, raised or otherwise altered, or if they are alleged to have been lost or stolen. The parties agree that Pershing shall be deemed to be an intermediary between Broker and customer and shall be deemed to make no warranties other than as provided in Section 8-306(3) of the Uniform Commercial Code.

17.1.8 DEFAULT OF THIRD PARTY BROKER. Any default by a third party broker with whom the Broker deals on a principal or agency basis in a transaction either not executed by Pershing or not cleared by Pershing even if permitted by Pershing as provided herein.

17.1.9 CHECK SIGNING. Any negligence, fraud, malfeasance, or error of any employee of Broker with respect to the use of the checksigning authority granted under paragraph 9.1.8 of this Agreement.

17.1.10 PRIOR SELF-CLEARING ARRANGEMENTS. Any guarantee, indemnification, or hold harmless agreement in connection with Broker's business or customers that Pershing may provide to the National Securities Clearing Corporation, the Depository Trust Company, or any other clearing, depository, or selfregulatory organization with respect to transactions self-cleared by Broker prior to transfer of such functions to Pershing.

17.1.11 BREACH OF WARRANTY BY BROKER. Any breach by Broker of any representation or warranty made by it under this Agreement.

17.1.12 DEPOSIT OF CHECKS TO CUSTOMER ACCOUNTS Any failure to exercise due diligence in reviewing checks received from customers to insure that same are in proper form, or in the issuance of instructions to Pershing regarding the accounts into which checks are to be deposited.

17.1.13 ASSETS NOT HELD IN BROKERAGE ACCOUNT - Any claim asserted against Pershing alleging the inaccuracy of any information appearing on Broker's customer brokerage account statements with respect to assets not held in the brokerage account, regardless of whether such information was provided by Broker, customer or a third-party.

17.2 DEFENSE OF THIRD PARTY CLAIMS. If, within 10 days after receiving written notice of any claim, demand, suit, proceeding, or action with respect to which Pershing may have any colorable claim to indemnification under this Agreement, Broker shall fail to institute the defense of Pershing in connection with such claim, demand, suit, proceeding, or action, or if thereafter Broker shall fail diligently to pursue such defense, Pershing shall have the right to defend such action or settle such action. The costs and expenses, including attorney's fees, associated with such a defense or settlement shall be borne by Broker. The exercise of the right to participate in or assume the responsibility for any such defense shall not limit in any way Pershing's rights to indemnification under this Paragraph.

18.0      FEES AND SETTLEMENTS FOR SECURITIES TRANSACTIONS

18.1 COMMISSIONS. Pershing shall charge each of Broker's customers the commission. markup and any other charge or expense that Broker instructs it to charge for each transaction. If instructions are not received with respect to a transaction in the time period required by Pershing to implement those instructions, Pershing shall charge the customer the commission, markup, or other charge or expense prescribed in the basic commission schedule delivered to Pershing by Broker. This basic schedule may be amended from time to time by Broker by written instructions delivered to Pershing. Pershing, shall only be required to implement such amendments to the basic schedule to the extent such amendments are within the usual capabilities of Pershing's data processing and operations systems and only within such reasonable time limitations as Pershing may deem necessary to avoid disruption of its normal operating capabilities.

18.2 RESPONSIBILITY FOR PRICING. Broker shall establish the commissions, mark-ups and other charges or expenses to be charged to customers in accordance with all applicable laws, rules, and regulations of the SEC, NASD, NYSE, and other regulatory and self-regulatory agencies and organizations. Pershing shall exercise no control or influence over the establishment of such commissions, mark-ups or other charges or expenses. This provision shall not affect Pershing's right to charge Broker or Broker's customers reasonable fees for the services provided under this Agreement, including SEC transaction fees, fees for inactive accounts, and other appropriate fees. Broker may instruct Pershing to charge such fees to its customers but remains liable for the payment thereof. Broker shall notify its customers of fees charged to them.

18.3 SETTLEMENT. Commissions charged Broker's customers shall be collected by Pershing and credited to Broker, after deducting Pershing's compensation referred to in Subparagraph 18.4 below and any other amount owed to Pershing pursuant to this Agreement. Such commissions shall be remitted to Broker on a monthly basis, approximately ten days after the final settlement date of each month. More frequent remittances may be advanced to Broker if the parties so agree and if the estimated current activity in the accounts and prior experience justify such advances.

18.4 FEES FOR CLEARING SERVICES. As compensation for services provided pursuant to this Agreement, Pershing shall deduct from the commissions, mark-up, mark-down or fees charged Broker's customers the amounts set forth in the fully disclosed pricing schedule attached hereto as Schedule A. The compensation schedule may be changed by Pershing at any time on thirty days prior written notice to Broker or from time to time as may be agreed by both parties. Broker shall promptly notify Pershing of any change in the nature or mix of the business engaged in by Broker.

19.0      DEPOSIT ACCOUNT

19.1 ESTABLISHMENT OF DEPOSIT ACCOUNT. To further assure Broker's performance of its obligations under this Agreement, including but not limited to its indemnification obligations under Paragraph 17, Broker shall, on or before the execution of this Agreement, establish an account at Pershing to be designated as the Broker's Deposit Account (the "Deposit Account"). The Deposit Account shall at all times contain cash, securities, or a combination of both, having a market value of at least the amount set forth in Schedule A. The securities placed in the Deposit Account shall consist only of direct obligations issued by or guaranteed as to principal and interest by the United States Government. In the event of a substantial change in the nature and extent of Broker's business operations, Pershing may require immediately that an additional amount be deposited in the Deposit Account. If such a deposit is not made in the amount specified whether or not Broker agrees that the amount is justified under this subparagraph, Pershing shall have the right to terminate this Agreement forthwith.

19.2 PERSHING RIGHT TO OFFSET COMMISSIONS AND DEPOSIT ACCOUNT. If (i) Pershing shall have any claim against Broker or a customer of Broker which has not been resolved within five business days after Pershing presents such claim to Broker, or (ii) if Pershing shall suffer any loss or incur any expense for which it is entitled to be indemnified pursuant to this Agreement, and Broker shall fail to make such indemnification within five business days after being requested to do so, Pershing may deduct the amount of such claim, loss, or expense from the commissions to be credited to Broker on the next monthly or other periodic settlement date pursuant to Paragraph 18.3. If the amount of these commissions is less than the amount of such claim, loss, or expense, Pershing may withdraw from the Deposit Account cash or securities (or both) having a market value equal to the amount of such deficiency. Broker shall be obligated to make an immediate deposit in the Deposit Account of cash or securities sufficient to bring the Account back to a value of at least the amount required by Schedule A.

19.3 TERMINATION OF DEPOSIT ACCOUNT. Upon the termination of this Agreement, or as soon there after as practical, Pershing shall pay and deliver to Broker the funds and securities in the Deposit Account, less any amounts which it is entitled under the preceding paragraph; provided, however, that Pershing may retain in the Deposit Account such amount for such period as it deems appropriate for its protection from any claim or proceeding of any type, then pending or threatened, until the final determination of such claim or proceeding is made. If a threatened claim or proceeding is not resolved or if a legal action or proceeding is not of this Agreement, any amount retained with respect to such claim, proceeding, or action shall be instituted within a reasonable time after the termination paid or delivered to Broker.

20.0      PROPRIETARY ACCOUNTS OF INTRODUCING BROKERS AND DEALERS
          (PAIB)

          Pershing agrees to establish a separate reserve account for proprietary assets held by Broker so that Broker can treat these assets as allowable assets under SEC Rule I Sc3-1. Pershing agrees to perform the required computation on behalf of Broker in accordance with the following provisions, procedures and interpretations set forth in the SEC's No-Action Letter regarding Proprietary Accounts of Introducing Brokers and Dealers
(PAIB) dated November 3, 1998:

20.1 Pershing will perform a separate computation for PAIB assets (PAIB reserve computation) of Broker in accordance with the customer reserve computation set forth in SEC Rule 15c3-3 (customer reserve formula) with the following modifications:

     A. Any credit (including a credit applied to reduce a debit) that is included in the customer reserve formula will not be included as a credit in the PAIB reserve computation:
     B. Note E(3) to Rule 15c3-3a which reduces debit balances by one percent under the basic method and subparagraph (a)(I)(ii)(A) of Rule 15c3-1 which reduces debit balances by three percent under the alternative method will not apply; and
     C. Neither Note E(I) to Rule 15c3-3a nor NYSE Interpretation /04 to Item 10 of Rule 15c3-3a regarding securities concentration charges is applicable to the PAIB reserve computation.

20.2 PAIB reserve computation will include all the proprietary accounts of Broker. All PAIB assets will be kept separate and distinct from customer assets under the customer reserve computation set forth in SEC Rule 15c3-3.

20.3 PAIB reserve computation will be prepared within the same time frames as those prescribed by Rule 15c3-3 for the customer reserve formula.

20.4 Pershing will establish and maintain a separate "Special Reserve Account for the Exclusive Benefit of PAIB Customers" with a bank in conformity with the standards of Rule 15c3-3(f) (PAIB Reserve Account). Cash and/or qualified securities as defined in the Rule will be maintained in the PAIB Reserve Account in an amount equal to the PAIB reserve requirement.

20.5 If the PAIB reserve computation results in a deposit requirement, the requirement can be satisfied to the extent of any excess debit in the customer reserve formula of the same date. However, a deposit requirement resulting from the customer reserve formula cannot be satisfied with excess debits from the PAIB reserve computation.

20.6 Within two business days of entering into this agreement, Broker must notify its designated examining authority (DEA) in writing that it has entered into a PAIB agreement with its clearing broker-dealer.

20.7 Upon discovery that any deposit made to the PAIB Reserve Account did not satisfy its deposit requirement, Pershing will immediately notify its DEA and the SEC. Unless a corrective plan is found to be acceptable by the SEC and the DEA, Pershing will provide written notification within five business days of the date of discovery to Broker that PAIB assets held by Pershing will not be deemed allowable assets for net capital purposes.

21.0      COMMUNICATION WITH CUSTOMERS

21.1 NOTICE TO CUSTOMERS. Pershing shall, upon the opening of an account pursuant to paragraph 5 of this Agreement, mail to each customer a copy of the Notice to Customers required by NYSE Rule 382(c).

21.2 CUSTOMER INQUIRIES AND COMPLAINTS. Broker and Pershing each agree to forward to the other any written complaint received from a customer regarding a function the other has agreed to perform pursuant to this Agreement.

21.3 RESTRICTION ON ADVERTISING. Neither Pershing nor Broker shall utilize the name of the other in any way without the other's prior written consent nor shall either party employ the other's name in such a manner as to create the impression that the relationship between them is anything other than that of clearing broker and introducing broker. Broker shall not hold itself out as an agent of Pershing or as a subsidiary or company controlled directly or indirectly by or affiliated with Pershing.

22.0      TERMINATION OF AGREEMENT

This Agreement shall continue until terminated as hereinafter provided:

22.1 Termination Upon 90-Day Notice. This Agreement may be terminated by either party without cause upon ninety days prior written notice delivered in person or by registered or certified mail. If either party terminates the Agreement pursuant to this subparagraph, Pershing shall have the right to impose reasonable limitations upon Broker's activities during the period between the giving of notice and the transfer of Broker's accounts.

22.2 CHANGE IN COMPENSATION SCHEDULE. If, pursuant to paragraph 18.4 of this Agreement, Pershing shall make any unilateral change in the compensation schedule described in that subparagraph, and that change causes the increase in Pershing's compensation to exceed 10 percent during any calendar year, Broker may, upon 15 days prior written notice to Pershing, terminate this Agreement on the effective date of such unilateral change.

22.3 DEFAULT. If either party defaults in the performance of its obligations under this Agreement, or otherwise violates the provisions of this Agreement, the nondefaulting party may terminate this Agreement by delivering written notice to the defaulting party (i) specifying the nature of the default and (ii) notifying the defaulting party that unless the default is cured within a period of ten days from receipt of the notice, this Agreement will be terminated without further proceedings by the nondefaulting party.

22.4 DISABILITY. This Agreement may be terminated by Pershing or Broker immediately in the event that the other party is enjoined, disabled, suspended, prohibited, or otherwise becomes unable to engage in the securities business or any part of it by operation of law or as a result of any administrative or judicial proceeding or action by the SEC, any state securities law administrator, or any regulatory or self-regulatory organization having jurisdiction over such party.

22.5 CONVERSION OF ACCOUNTS. In the event that this Agreement is terminated for any reason, Broker shall arrange for the conversion of Broker's and its customer accounts to another clearing broker or to Broker if it becomes self-clearing. Broker shall give Pershing notice (the "Conversion Notice") of (i) the name of the broker that will assume responsibility for clearing services for Customers and Broker, (ii) the date on which such broker will commence providing such services, (iii) Broker's undertaking, in form and substance satisfactory to Pershing, that Broker's agreement with such broker provides that such broker will accept on conversion all Broker and customers accounts then maintained by Pershing, and (iv) the name of an individual or individuals within new clearing broker's organization whom Pershing may contact to coordinate the conversion. The Conversion Notice shall accompany Broker's notice of termination given pursuant to this paragraph. If Broker fails to give Conversion Notice to Pershing, Pershing may give to Broker's customers such notice as Pershing deems appropriate of the termination of this Agreement and may make such arrangements as Pershing deems appropriate for transfer or delivery of customer and Broker accounts. The expense of providing such notice and making such arrangements shall be charged to Broker.

22.6 SURVIVAL. Termination of this Agreement in any manner shall not release Broker or Pershing from any liability or responsibility to the other with respect to transactions effected prior to the effective date of such termination, whether or not claims relating to such transactions shall have been made before or after such termination.

22.7 TERMINATION FEE. If Broker terminates this Agreement pursuant to subparagraph 22.1 or 22.2 above, or Pershing terminates this Agreement pursuant to subparagraph 22.3 or 22.4 above within the period specified in Schedule A, Broker shall pay to Pershing a termination fee as stated in Schedule A.

23.0      CONFIDENTIAL NATURE OF DOCUMENTS AND OTHER INFORMATION

          Neither Pershing nor Broker shall disclose the terms of this Agreement or information obtained as a result thereof to any outside party except to regulatory or self-regulatory organizations with appropriate jurisdiction, pursuant to judicial process or to authorized employees of the other on a need-to-know basis. Any other publication or disclosure of the terms of this Agreement may be made only with the prior written consent of the other party. Broker and Pershing shall each maintain the confidentiality of documents and information received from the other party pursuant to this Agreement. Pershing and Broker each agree that any information regarding the identity of the other's customers shall be kept confidential and not used by the other except as required in connection with obligations under this agreement.

          Broker acknowledges that the services Pershing provides hereunder involve Broker access to proprietary technology, trading and other systems, and that techniques, algorithms and processes contained in such systems constitute trade secrets and shall be safeguarded by Broker, and the Broker shall exercise reasonable care to protect Pershing's interest in such trade secrets. Broker agrees to make the proprietary nature of such systems known to those of its consultants, staff, agents or clients who may reasonably be expected to come into contact with such systems. Broker agrees that any breach of this confidentiality provision may result in its being liable for damages as provided by law.

24.0      ACTION AGAINST CUSTOMERS BY PERSHING

            Pershing may, in its sole discretion and at its own expense, upon written notice to Broker institute and prosecute in its name any action or proceeding against any of Broker's customers in relation to any controversy or claim arising out of Pershing's transactions with Broker or with Broker's customers. Nothing contained in this Agreement shall be deemed either (a) to require Pershing to institute or prosecute such an action or proceeding; or
(b) to impair or prejudice its right to do so, should it so elect, nor shall the institution or prosecution of any such action or proceeding relieve Broker of any liability or responsibility which Broker would otherwise have had under this Agreement. Broker shall assign to Pershing its rights against its customers to the extent requested by Pershing and necessary to effectuate the provisions of this Paragraph.

25.0      NOTICES

          Any notice or request required or permitted to be given under this Agreement shall be sufficient if it is in writing and sent by hand or by certified mail, return receipt requested, to the parties at the following address:

          Broker:    Harris, Webb & Garrison, Inc.
                     5599 San Felipe
                     Suite 301
                     Houston, TX 77056

          Attn:      Mr. Harry C. Webb, Jr.

          Pershing:  Pershing Division
                     Donaldson, Lufkin & Jenrette Securities Corporation 1515 W. 22nd Street, Suite 1000
                     Oak Brook, IL 60523

Attn:                Mr. Barry R. Rundle
cc:                  Legal and Compliance Department

26.0      ARBITRATION

26.1 ARBITRATION REQUIREMENT. Any dispute between Broker and Pershing that cannot be settled shall be taken to arbitration as set forth in paragraph 26.3 below.

26.2      ARBITRATION DISCLOSURE.

          -    ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

          - THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

          - PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

          - THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

          - THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

26.3      ARBITRATION AGREEMENT.

          ANY CONTROVERSY BETWEEN US ARISING OUT OF YOUR BUSINESS OR THIS AGREEMENT SHALL BE SUBMITTED TO ARBITRATION CONDUCTED BEFORE THE NEW YORK STOCK EXCHANGE, INC., OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC., AND IN ACCORDANCE WITH THE RULES OBTAINING OF THE SELECTED ORGANIZATION AND SHALL BE CONDUCTED AS A BROKER TO BROKER OR MEMBER VS MEMBER DISPUTE. ARBITRATION MUST BE COMMENCED BY SERVICE UPON THE OTHER PARTY OF A WRITTEN DEMAND FOR ARBITRATION OR A WRITTEN NOTICE OF INTENTION TO ARBITRATE. THEREIN ELECTING THE ARBITRATION TRIBUNAL.

          NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION AND WHO IS A MEMBER OF A PUTATIVE CLASS AND WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (i) THE CLASS CERTIFICATION IS DENIED; (ii) THE CLASS IS DECERTIFIED; OR (iii) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

27.0      GENERAL PROVISIONS

27.1 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of Broker and Pershing. No assignment of this Agreement by Broker shall be effective unless Pershing's written consent shall be first obtained.

27.2 27.2 SEVERABILITY. If any provision or condition of this Agreement shall be held to be invalid or unenforceable, the validity or enforceability of the remaining provisions and conditions shall not be affected hereby.

27.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute a single agreement.

27.4 ENTIRE AGREEMENT/AMENDMENTS. This Agreement represents the entire agreement between the parties with respect to the subject matter contained herein. This Agreement may not be changed orally, but only by an agreement in writing signed by the parties.

27.5 CAPTIONS. Captions herein are for convenience only and are not of substantive effect.

27.6 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

27.7 CITATIONS. Any reference to the rules or regulations of the SEC, the NYSE or any other regulatory or self-regulatory organization are current citations. Any changes in the citations (whether or not there are any changes in the text of such rules or regulations) shall be automatically incorporated herein.

27.8 CONSTRUCTION OF AGREEMENT. Neither this Agreement nor the performance of the services hereunder shall be considered to create a joint venture or partnership between Pershing and Broker or between Broker and other brokers for whom Pershing may perform the same or similar service.

27.9 THIRD PARTIES. This Agreement is between the parties hereto and is not intended to confer any benefits on third parties, including, but not limited to, customers of Broker.

27.10 NON-EXCLUSIVITY OF REMEDIES. The enumeration herein of specific remedies shall not be exclusive of any other remedies. Any delay or failure by a party to this Agreement to exercise any right, power, remedy or privilege herein contained, or now or hereafter existing under any applicable statute or law, shall not be construed to be a waiver of such right, power, remedy, or privilege. No single, partial, or other exercise of any such right power, remedy, or privilege shall preclude the further exercise thereof or the exercise of any other right, power, remedy, or privilege.

27.11 SEC RELEASE 34-315ll PROVISION Pursuant to the interpretation of Introducing Accounts on a Fully Disclosed Basis contained in SEC Release 34-41511, it is hereby agreed between Broker and Pershing that, insofar as the "financial responsibility rules" of the SEC and Securities Investor Protection Act only are applicable, the accounts Broker introduces to Pershing on a fully disclosed basis shall be considered to be accounts of Pershing and not Broker's accounts. Nothing in this paragraph will otherwise change or affect the provisions of this Agreement which provide that the customer account remains Broker's customer account for all other purposes, including but not limited to, supervision, suitability and indemnification.

          IN WITNESS WHEREOF the parties have hereto affixed their hands and seals by their duly authorized officers on the day and date first above written.

This Agreement contains a pre-dispute arbitration clause in paragraph 26 on page 20. Broker acknowledges receiving a copy of this Agreement.

                    BROKER:   Harris, Webb & Garrison, Inc.
                    By:       Mr. Harry C. Webb, Jr.  4-13-99
                    Title:    Senior Vice President

                    PERSHING DIVISION
                    DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
                    By:       Mr. Barry R. Rundle
                    Title:    Senior Vice President

[LOGO]

  NETEXCHANGE-TM-:  ADDENDUM TO FULLY DISCLOSED CLEARING AGREEMENT OF PERSHING
          DIVISION OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

THIS ADDENDUM to Fully Disclosed Clearing Agreement of Pershing Division of Donaldson, Lufkin & Jenrette Securities Corporation (Addendum), effective as of the 13th day of May, 1999, is entered into by and between the Pershing Division of Donaldson, Lufkin & Jenrette Securities Corporation (Pershing) and Harris, Webb & Garrison, Inc. (Broker).

For and in consideration of the mutual promises and covenants contained herein, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, hereby contract and agree as follows:

A. BACKGROUND AND PURPOSE. Pershing and Broker entered into a Fully Disclosed Clearing Agreement of Pershing Division Donaldson, Lufkin & Jenrette Securities Corporation, dated as of the 7th day of April, 1999 (the Agreement), pursuant to which Pershing currently carries cash and margin accounts of the customers of Broker introduced to Pershing by Broker and accepted by Pershing, and clears transactions on a fully disclosed basis for such accounts, all pursuant to the terms and conditions of the Agreement. Pershing has now developed certain services and software, referred to as NetExchange. There are three versions of NetExchange; one that is used primarily by Broker's investment professional, whether agents or employees, called NetExchange Pro-TM-, and two variations that are used primarily by its customers called NetExchange Client-TM- (custom or non-custom). Pershing and Broker desire to amend the Agreement to provide (among other things) for Pershing to offer and Broker to obtain the benefit of certain of such NetExchange services. However, Pershing shall continue to act solely as clearing agent for Broker's transactions and nothing in this Addendum shall alter Pershing's obligations with respect thereto. Similarly, Broker shall continue to be responsible for all matters of supervision of its accounts and representatives, know-your-customer and suitability obligations imposed on Broker as the introducing broker/dealer for Broker's customers' accounts, and all other obligations imposed by the Agreement.

B. REFERENCES TO AGREEMENT. This Addendum hereby amends the Agreement by supplementing it with a new paragraph to be added to the end of the Agreement, consisting of the provisions set forth below, which shall be applicable solely with respect to the provision of NetExchange services or NetExchange Software (as defined below) by Pershing, and the receipt of, and payment for, such services and NetExchange Software by Broker. In the event of a conflict between the terms of this Addendum and those of the Agreement, the terms of the Agreement shall govern, except as to matters specifically covered herein. The terms used herein that are defined in the Agreement shall have the same meanings in this Addendum as are given them in the Agreement, unless otherwise defined herein, and except that Agreement, as used in this Section B means the Agreement as in effect immediately prior to the execution of this Addendum.

1. NETEXCHANGE. Subject to receipt by Pershing of the Fees set forth in the NetExchange Pricing Schedule, as amended by Pershing in its sole and absolute discretion from time to time (attached hereto) and approval by Pershing of Broker's home page (as defined below), Pershing will provide NetExchange services and NetExchange Software (as defined below), features of which may enable Broker's customers or its representatives to contact Broker through Broker's Internet address. Broker's Internet address may either: (a) tie directly to Broker's home page (as defined below) hosted on the Pershing server or (b) tie directly to Broker's existing home page hosted on Broker's server and then to Pershing's server via a leased telecommunications facility or other means. The Pershing server would route the communications directly to a point that links the Pershing server and the Broker's communication port or server via a leased telecommunications facility, as applicable, and hand them off to the Broker (or as the Broker otherwise directs). Broker will determine which communications to direct to Pershing for handling. To facilitate the use of NetExchange. upon receipt of payment as set forth in the attached Schedule, Pershing shall provide the design and architecture for the computerized screen or series of screens that customers or representatives of Broker will view when contacting Broker using the Internet (Broker's home page). For the NetExchange Client platform, the home page may feature Broker's name and logo and an introduction (to be provided by Broker) to the Broker's services and offerings and such other information as Pershing may require or permit. Alternatively, at the request of Broker, Pershing may accept Broker's proposed home page design, provided that Pershing determines, in its sole discretion, that the proposed design and content meet with all Pershing requirements. At Pershing's option and in Pershing's sole discretion, Pershing may consult with third parties to assist in the design and content of Broker' home page. In all cases, Pershing retains the right to establish standards for the style and content of Broker's home page and to modify such standards from time to time in its sole discretion. For the NetExchange Client non-custom platform, there is no customization available. The Broker, and the Broker-Pershing relationship is identified at initial point of entry.

2. OWNERSHIP OF NETEXCHANGE. As between Pershing and Broker, Pershing shall at all times be and remain the sole and exclusive owner of the NetExchange proprietary computer software, home page design(s), methodologies, techniques, software libraries, and know-how used by Pershing or incorporated into the NetExchange services, including all improvements, modifications, or enhancements thereto (the NetExchange Software). Except with respect to intellectual property rights in trademarks and copyrights belonging to Broker, Pershing retains all rights, title and interest in and to NetExchange Software and NetExchange services, including without limitation, all applicable copyrights (including without limitation, the exclusive right to reproduce, distribute copies of, display and perform the copyrighted work and to prepare derivative works), copyright registrations and applications, trademark rights (including without limitation, registrations and applications), patent rights, trade names, mask-work rights, trade secrets, moral rights, authors' rights, and all renewal and extensions thereof, regardless of whether any of such rights arise under the laws of the United States or any other state, country or jurisdiction. If at any time Broker proposes or makes agreed-to modifications to the home page, all copyrightable aspects thereof shall be deemed to be and treated as a work made for hire within the meaning of the Copyright Act of 1976, as amended.

3. CONFIDENTIAL INFORMATION. The contents of this Agreement, including all Schedules hereto, and the content and source-code and object-code embodiments of the NetExchange Software, are confidential information and subject to the provisions of the Agreement, as are any of the following related thereto: recommendations, strategies, requirements, discoveries, designs, inventions, computer software, processes, improvements, developments, methods, formulae, factors and parameters and values of such factors and parameters used in formulae, techniques, engineering, know-how, trade secrets, systems, documentation, drawings, renderings, plans, artwork, descriptions, specifications, historical or technical or research data, custom-designed computer codes, proprietary computer codes, and proprietary information of third parties (regardless of whether any such item is susceptible to patent, copyright, or any other form of protection). Notwithstanding anything in the Agreement to the contrary, Pershing may use and disclose compiled statistical information for planning and other purposes, provided that the identity of Broker and Broker's customers is not discernible. In addition, Pershing may disclose information with respect to Broker to third parties in connection with Pershing's development of NetExchange, including Broker's home page.

4. DISCLAIMER OF WARRANTIES. BROKER EXPRESSLY AGREES THAT BROKER'S USE OF NETEXCHANGE SERVICES AND NETEXCHANGE SOFTWARE PROVIDED FOR USE IN ACCESSING NETEXCHANGE IS AT BROKER'S SOLE RISK. NEITHER PERSHING NOR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, CONTRACTORS, AFFILIATES, INFORMATION PROVIDERS, LICENSORS, OR OTHER SUPPLIERS PROVIDING DATA, INFORMATION, SERVICES OR SOFTWARE, INCLUDING BUT NOT LIMITED TO THE NEW YORK STOCK EXCHANGE, INC., WARRANTS THAT THE SERVICE WILL BE UNINTERRUPTED OR ERROR FREE; NOR DO ANY OF THEM MAKE ANY WARRANTY AS TO THE RESULTS THAT MAY BE OBTAINED FROM THE USE OF NETEXCHANGE SERVICES OR NETEXCHANGE SOFTWARE, OR AS TO THE TIMELINESS, SEQUENCE, ACCURACY, COMPLETENESS. RELIABILITY OR CONTENT OF ANY DATA, INFORMATION, SERVICES, OR TRANSACTIONS PROVIDED THROUGH NETEXCHANGETM, OR WITH RESPECT TO ANY NETEXCHANGE SOFTWARE. THE NETEXCHANGE SERVICE AND NETEXCHANGE'SOFTWARE IS PROVIDED ON AN AS IS, AS AVAILABLE BASIS, WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, OTHER THAN THOSE WARRANTIES WHICH ARE IMPLIED BY AND INCAPABLE OF EXCLUSION, RESTRICTION OR MODIFICATION UNDER THE LAWS APPLICABLE TO THIS AGREEMENT.

5. RIGHTS IN DATA. Pershing warrants that it has the right to license all of the products it will provide. Furthermore, Pershing warrants that all of the NetExchange services and NetExchange software do not and will not infringe upon any copyright, trademark, or other intellectual property right of a third party.

6.      ADDITIONAL BROKER RESPONSIBILITIES

        6.1 ACCESS AND ACCESS SECURITY. Broker shall determine whether and which of its customers, employees or agents shall have access to NetExchange. Broker shall solely be responsible for the assignment, distribution, and maintenance of all passwords, codes, and other security measures designed to ensure that access to NetExchange is granted only to those individuals who are authorized by Broker. Nothing in this paragraph shall affect or diminish Pershing's right, in its sole discretion, to refuse to provide any or all NetExchange services to Broker, its agents or employees or any customer(s) of Broker.

          6.2 INDEMNIFICATION. The indemnification rights and responsibilities shall apply to the provision of NetExchange exactly as it is set forth in the Agreement. This indemnification shall include, but not be limited to: (a) damages incurred as a result of an act or omission with respect to the NetExchange security procedures then in effect by Pershing, by Broker, by a customer of Broker, or by any other individual or entity accessing any account or information of a customer of Broker; (b) any breach of the representation and warranty set forth in Paragraph 6.4 and (c) any intellectual property infringement by Broker or Broker's customers.

          6.3 NO UNAUTHORIZED USE OF NETEXCHANGE. Broker will not copy, modify, distribute or transfer (by any means), display, sublicense, rent, reverse engineer, decompile or disassemble the NetExchange Software.

          6.4 NO PROFESSIONAL USERS. Broker acknowledges that certain information available via NetExchange Client cannot be viewed by an individual who is a member of any exchange or the National Association of Securities Dealers, or of any corporation of which an exchange owns a majority of the capital stock, or of a member firm or member corporation of any exchange or the National Association of Securities Dealers. Inc. or of any corporation, firm or individual engaged in business of dealing either as a broker or a principal in securities, bills of exchange, acceptances or other forms of commercial paper (hereinafter Professional User). Broker acknowledges that Broker is solely responsible for ensuring that no such individual views that information except in their capacity as public customers. Broker represents and warrants that Broker will not use or permit any other Professional User to access those features of NetExchange Client from which they are prohibited from viewing except in their capacity as public customers.

          6.5 OPTIONS PRICE REPORTING AUTHORITY REQUIREMENTS. In the event Broker intends to allow access to information concerning options contracts to its customers or itself: Broker hereby certifies that, for each customer to whom it instructs Pershing to provide access to information concerning options contracts, it has obtained a written agreement in which the customer agrees that he or she: (1) shall receive options information solely for such person's own use, (2) shall not retransmit or otherwise furnish options information to any other person, (3) shall acknowledge that options information is and shall remain the property of the respective exchange or other market on which a reported transaction took place or a reported quotation was entered and (4) shall acknowledge that (i) neither the Options Price Reporting Authority
(OPRA), OPRA's processor nor any OPRA Participant guarantees the timeliness, sequence, accuracy or completeness of any options last sale price, quotation information or other market information provided by OPRA, (ii) neither OPRA, OPRA's processor nor any OPRA Participant shall be liable in any way to such customer, broker or any other person for any loss, damages, cost or expense which may arise from any failure of performance by OPRA, OPRA's processor or any OPRA Participant, or from any delays, inaccuracies, errors in or omissions of, any Options Information, or in the transmission or delivery thereof, whether or not due to any negligent act or omission on the part of OPRA, OPRA's processor or any OPRA Participant, and (iii) in no event shall OPRA, OPRA's processor or any OPRA Participant be liable for any incidental, special, indirect, or consequential damages, including but not limited to lost profits, trading losses, or damages resulting from inconvenience, or loss of use of the Service. Such written agreement shall state that it is for the express benefit of OPRA, OPRA's processor and each OPRA Participant.

          In addition, Broker, on its own behalf, acknowledges its understanding of OPRA's responsibilities under subparagraph (4) above. In addition, Broker agrees that it shall maintain and preserve for at least three years sufficient records to identify the names and addresses of its customers to whom it is authorized to provide the Service, together with copies of all customer agreements and billing records. At the request of OPRA, Broker agrees to permit representatives of OPRA to have access to such records, and to provide to OPRA any information that OPRA may reasonably request concerning its customers.

          Broker further acknowledges that its acknowledgements and agreements as stated above should are for the express benefit of OPRA, OPRA's processor and each OPRA participant.

          6.6 RECEIPT OF INFORMATION FROM REALITY ONLINE INC. Broker acknowledges that it has read and executed the agreement attached hereto as the Reuters Schedule and thereby has the right to distribute the information provided by Reality Online Inc.

7.        LIMITATION OF LIABILITY

          7.1 THE LIABILITY OF THE PARTIES SHALL BE LIMITED TO THE SAME EXTENT AS IT IS LIMITED IN THE AGREEMENT.

          7.2 Broker acknowledges and agrees that the fees charged by Pershing reflect the allocation of risks including, but not limited to, the foregoing limitation of liability. A modification of the allocation of risks set forth in this Agreement would affect the fees charged by Pershing, and in consideration of such fees, Broker agrees to such allocations of risks.

8.        GRANT OF LICENSES

          8.1 Broker hereby grants to Pershing a non-exclusive, non-transferable, irrevocable, fully paid-up, worldwide license to use Broker's trade name(s), trademark(s) and service mark(s) in connection with the design and implementation of NetExchange.

          8.2 Pershing hereby grants to Broker a non-exclusive, non-transferable, irrevocable, fully paid-up, worldwide license to use copyrightable aspects of Broker's home page owned by Pershing, such use to be limited to use solely for the purpose of using the NetExchange services and solely in conjunction with this Agreement.

9. INJUNCTIVE RELIEF. In addition to all other remedies available at law or in equity, either party shall be entitled to injunctive relief to enforce the terms of this Addendum and Broker agrees not to raise as a defense in any such action that that party would be adequately compensated by monetary damages.

10.       TERMINATION OF NETEXCHANGE SERVICE. The parties may terminate this
Addendum and these services   pursuant to the provisions in the Agreement. In
addition, Pershing may block access to the use of NetExchange without prior notice in the event such services are discontinued due to circumstances beyond Pershing's control or to avoid systems or mechanical failure or due to regulatory or legal mandate.

11. ADDITIONAL SERVICES. From time to time Pershing may introduce new products and services or cause new products and services to be made available through NetExchange. These products and services may include such things as delayed securities quotes, investment research and news. Use of such products and services shall be subject to payment of the fees determined by Pershing and governed by the terms and conditions of this section 11.

In witness whereof, the parties have executed this Addendum.

PERSHING DIVISION OF DONALDSON,            BROKER: Harris, Webb & Garrison, Inc.
LUFKIN & JENRETTE SECURITIES CORPORATION

By:     /s/ Barry R. Rundle                By:    /s/ Harry C. Webb
            Barry R. Rundle                           Harry C. Webb
Its:      SVP                              Its:      COO

ANY QUESTIONS REGARDING THE REALITY ONLINE INC. AGREEMENT SHOULD BE DIRECTED TO:
  MR. BRIAN BURDICK, REALITY ONLINE INC., 1000 MADISON AVENUE, NORRISTOWN, PA
                                       19406
                              (610) 650-8600 EXT. 8202

EXHIBIT B - REUTERS SERVICES - NETEXCHANGE-TM- PROFESSIONAL CLIENT AGREEMENT

          REUTERS SERVICES - PROFESSIONAL CLIENT AGREEMENT, dated 05/07/99 between Reality Online Inc. a REUTERS Company ("Reality") with its principal office at 1000 Madison Ave., Norristown, PA 19403 and Harris, Webb & Garrison, Inc. (Client) with its principal offices at 5599 San Felipe, Suite 301, Houston, TX 77056 (Client Address).

          WHEREAS Client wishes to distribute the Reuters Services via a Net Exchange-TM- Pro Site to Subscribers, as defined herein, NOW THEREFORE, in consideration of the promises set forth below and the mutual agreements contained herein and for other good and valuable consideration, the parties, intending to be legally bound, agree as follows:

1.        DEFINITIONS

1.1. CONTENT shall mean the text, information, data, images (still and moving) and sound recordings included in the Reuters Services.

1.2. DISTRIBUTOR shall mean PC Financial Network, a service of Donaldson, Lufkin & Jenrette Securities Corporation, with its principal office at One Pershing Plaza, Jersey City, NJ 07399.

1.3. NET EXCHANGE PRO SITE shall mean a World Wide Web site developed, operated and hosted by Distributor on behalf of Client, which site shall have a password-protected area accessible only to Subscribers.

1.4. REUTERS SERVICES shall mean the Reuters North American Securities News content delivered by Distributor via the NetExchange-TM- Site.

1.5. PRO SERVICE shall mean an electronic, subscription-based, information service, which includes access to the Reuters Services, provided by Distributor to Subscribers.

1.6. SUBSCRIBER shall mean a member of Clients firm, acting in a professional status, who subscribes to the Pro Service via a NetExchange-TM-Pro Site.

2.        TERMS

2.1. Client shall ensure that all Subscribers agree not to copy all or part of any of the Content except for purposes of downloading and/or printing by Subscribers in the normal course of their brokerage business activities.

2.2. Client shall ensure that all Subscribers agree not to distribute, disseminate or republish all or part of any of the Content in any hardcopy or electronic form, including print, on-line services, CD-ROM, DVD and facsimile, or in any other form, except for hardcopy or facsimile distribution by Subscribers to their individual brokerage clients in the normal course of the Subscribers brokerage business activities.

2.3. Client and its Subscribers acknowledge that Reuters will not be liable for any damages (including special or consequential damages) of any kind resulting in any way from (a) the use of the Content, or (b) failures, delays or interruptions in the delivery of the Content or in the availability of all or any portion thereof.

2.4. Client and its Subscribers acknowledge that Reuters does not warrant the accuracy, completeness, currentness, merchantability or fitness for a particular purpose of the Content.

2.5. Client and its Subscribers acknowledge that Reuters owns all rights (including copyright), title and interest in the Content.

2.6. Client will be considered to have met its obligations hereunder by providing the following text on all NetExchange-TM- Pro Site pages which contain Content: Copyright Reuters, Ltd. Use is subject to the terms and conditions of USER AGREEMENT, where the words User Agreement are a hyper-text link which accesses a page containing the User Agreement (attached as Exhibit
1).

For:      REALITY ONLINE INC.           For:      Harris, Webb & Garrison, Inc.
By:                                     By:       Harry C. Webb
Name:                                   Name:     Harry C. Webb
Title:                                  Title:    COO
Date:                                   Date:     5-21-99

                             Exhibit I - User Agreement

BY ACCESSING, DOWNLOADING, VIEWING OR USING ANY DATA FROM REUTERS YOU AGREE TO THE TERMS OF THIS AGREEMENT WITH REUTERS, LTD (REUTERS). CONTINUED ACCEPTANCE OF AND COMPLIANCE WITH THE TERMS OF THIS AGREEMENT ARE A CONDITION OF YOUR RIGHT TO ACCESS OR USE THE DATA. ACCESSING OR USING THE DATA AFFIRMS YOUR ACCEPTANCE OF THIS AGREEMENT AND ITS TERMS. IF YOU NOT DESIRE TO ACCEPT THE TERMS OF THIS AGREEMENT, DO NOT ACCESS OR USE THE DATA AND EXIT NOW.

DATA LICENSE. In consideration of access to the Data, Reuters grants you a non-exclusive, non-transferable and limited license to use the Data for your own internal business or personal use for a period of thirty (30) days. subject to all terms and conditions provided herein.

PROPRIETARY RIGHTS. You agree that all rights, title and interest (including all copyrights, trademarks, service marks and other intellectual property rights) in and to the Data, belong exclusively to Reuters.

DISCLAIMER. The Data is provided "as is" and without warranty of any kind. Reuters does not warrant, guarantee or make any representations concerning the Data, including accuracy, reliability, completeness, currentness, functionality or otherwise. Reuters does not make any warranties, express or implied, including, without limitation, any implied warranties of merchantability and/or fitness for a particular purpose, with respect to the Data. Reuters does not warrant the Data to be free of any error or defect.

YOU:
(1) assume the entire risk as to the suitably, use, results of use, performance, accuracy, completeness, currentness and performance of the Data;
(2)  waive any claim of detrimental reliance upon the Data; and
(3) agree to independently verify, through other sources, the accuracy, completeness and currentness of the Data.

LIMITED LIABILITY. Reuters entire liability, and your sole and exclusive remedy, as to any defective Data shall be retransmission of the Data or defective portion thereof. Reuters shall not be liable for any direct, indirect, consequential or incidental damages (including damages for loss of business profits, business interruption, loss of business information and the like) arising out of your use or inability to use the Data, even if advised of the possibility of such damages.

TERMINATION. This agreement shall remain in effect for thirty (30) days, unless sooner terminated by Reuters. This agreement may be terminated at any time by Reuters and shall automatically be terminated in the event you fail to comply with any terms of this Agreement. The Proprietary Rights, Disclaimer and Limited Liability provisions shall survive any termination of this Agreement.

INJUNCTIVE RELIEF. You agree that legal remedies alone provide inadequate protection of the Data and intellectual property rights embodied therein, and that in addition to other relief Reuters may seek temporary or permanent injunctions to enforce their respective rights. You hereby waive the requirement of any bond in the event Reuters seeks injunctive relief.

SEVERABILITY. Any provision hereof found by a tribunal of competent jurisdiction to be illegal or unenforceable shall be automatically conformed to the minimum requirements of law and all other provisions shall remain in full force and effect. Waiver of any provision hereof in one instance shall not preclude enforcement on future occasions. Headings and subheadings are for purposes of reference and convenience and have no substantive effect.

ENTIRE AGREEMENT. This Agreement: (1) constitutes the complete and exclusive agreement among the parties with respect to the Data; and (2) supersedes all other communications, representations, statements and understandings, whether oral or written, among the parties concerning its subject matter.


* Whenever an asterisk follows the first use of a term, Paragraph I defines the term.

                         OPTIONS PRICE REPORTING AUTHORITY
                                Subscriber Agreement
                       (Last Sale and Quotation Information)
       TO THE PARTICIPANT EXCHANGES IN THE OPTIONS PRICE REPORTING AUTHORITY:


     The undersigned ("Subscriber") hereby applies for the privilege of receiving current options last sale information and current options quotation information (the "Information") from a committee of Participant Exchanges designated as the Options Price Reporting Authority ("OPRA") pursuant to a plan for the consolidated reporting of last sale and quotation information in eligible option contracts (the "Plan"), which Plan has been authorized by the Securities and Exchange Commission. The Plan and the options price reporting system described therein are administered by the Participant Exchanges through OPRA. At the date of this Agreement, the Participant Exchanges are:

                           AMERICAN STOCK EXCHANGE, INC.
                    CHICAGO BOARD OPTIONS EXCHANGE, INCORPORATED
                           NEW YORK STOCK EXCHANGE, INC.
                        PACIFIC STOCK EXCHANGE, INCORPORATED
                         PHILADELPHIA STOCK EXCHANGE, INC.

     For the purpose of this application, and as a condition of being approved to receive the Information, Subscriber hereby represents and agrees with each Participant Exchange as follows:

1.   Subscriber's full name and business address is:   Harris Webb & Garrison
                                                       5599 San Felipe, Ste. 301
                                                       Houston, TX 77056

2.   The business conducted by Subscriber is:          Investment Banking/Broker
                                                       Dealer

3. For the privilege of receiving the Information, Subscriber agrees to pay OPRA a fee in such amount and at such times as shall be established by OPRA from time to time and set forth in a written notice to Subscriber plus any applicable federal, state or local taxes. No increase in such fees shall be effective less than thirty (30) days after written notice of such increase is sent to Subscriber.

4. Subscriber acknowledges that the Information is and shall remain the property of the respective Participant Exchange on which the reported transaction took place or the reported quotation was entered and Subscriber shall make no use of the Information except in compliance with the terms of this Agreement.

5. Subscriber shall receive the Information only at its principal place of business and/or its branch offices and only for its individual use in its
     business.   Subscriber shall not, without the prior approval of OPRA,
     furnish the Information, nor permit the Information to be furnished, to any other person or place.

6. Subscriber is not engaged in, and will not engage in, the operation of any illegal business and will not use, or permit anyone else to use, the Information for any illegal purpose.

7. Subscriber shall at all reasonable times permit OPRA, through its agents or the agents of any of the Participant Exchanges, to have access to the locations where the Information is received for the purpose of observing the use made of the Information and to inspect all equipment and apparatus used in connection therewith.

8. NEITHER OPRA, OPRA's PROCESSOR NOR ANY PARTICIPANT EXCHANGE GUARANTEES THE TIMELINESS, SEQUENCE, ACCURACY OR COMPLETENESS OF ANY OPTIONS INFORMATION, AND NEITHER OPRA, OPRA's PROCESSOR NOR ANY PARTICIPANT EXCHANGE SHALL BE LIABLE IN ANY WAY TO VENDOR, TO ANY OF VENDOR'S CUSTOMERS, OR TO ANY OTHER PERSON FOR ANY LOSS, DAMAGES, COST OR EXPENSE WHICH MAY ARISE FROM ANY FAILURE OF PERFORMANCE BY OPRA, OPRA's PROCESSOR OR ANY PARTICIPANT EXCHANGE, OR FROM ANY DELAYS, INACCURACIES, ERRORS IN, OR OMISSIONS OF ANY OPTIONS


* Whenever an asterisk follows the first use of a term, Paragraph I defines the term.

     INFORMATION OR THE TRANSMISSION OR DELIVERY THEREOF, WHETHER OR NOT
     DUE TO ANY NEGLIGENT ACT OR OMISSION ON THE PART OF OPRA, OPRA'S PROCESSOR OR ANY PARTICIPANTEXCHANGE. IN NO EVENT SHALL OPRA, OPRA'S PROCESSOR OR ANY PARTICIPANT EXCHANGE BE LIABLE FOR ANY INCIDENTAL, SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, TRADING LOSSES, OR DAMAGES RESULTING FROM INCONVENIENCE OR LOSS OF USE OF THE SERVICE.

9. The Subscriber's privilege of receiving the Information hereunder shall continue in force until the expiration of thirty (30) days after written notice shall have been delivered by Subscriber to OPRA or by OPRA to Subscriber of an intention to terminate this Agreement, unless sooner terminated by OPRA in accordance with paragraph 10 hereof.

10. Notwithstanding the provisions of paragraph 9 above, Subscriber's privilege of receiving the Information hereunder may be denied or terminated forthwith at any time by OPRA upon a determination that Subscriber has violated any provision of this Agreement or that such action is necessary or appropriate in the public interest or for the protection of investors. In the event OPRA does not approve Subscriber's application to receive the Information or subsequently terminates Subscriber's privilege of receiving the Information for reasons other than the non-payment of fees specified from time to time by OPRA as provided in paragraph 3 hereof, such action shall be taken only after Subscriber has been given notice and opportunity for a hearing; provided, however, that OPRA may terminate Subscriber's privilege of receiving the Information prior to such notice and hearing where it is determined that immediate termination is appropriate and in the public interest or for the protection of investors, in which event Subscriber shall be entitled to notice and hearing as soon as practicable following such termination. When Subscriber is adversely affected by final action of OPRA pursuant to this paragraph, Subscriber shall be entitled to have such action reviewed in accordance with the applicable rules and regulations of the Securities and Exchange 'commission.

11. Nothing herein shall be deemed to prevent or restrict any Participant Exchange from discontinuing to furnish options last sale information or quotation information for dissemination pursuant to the Plan (referred to above), nor to restrict OPRA from making such changes in the speed of transmission, the characteristics of the electrical signals representing the Information or the manner of disseminating the same, as OPRA shall from time to time determine to be appropriate: but in the event of any such discontinuance or change, OPRA shall give such notice thereof as is reasonable under the circumstances.

12. Subscriber agrees that neither OPRA nor any Participant Exchange shall be liable to it or to any other person, firm or corporation for any amount which Subscriber may be obligated to pay the supplier or lessor of any equipment through which Subscriber receives the Information upon the termination of any agreement pursuant to which such equipment is furnished to Subscriber.

13. Subscriber certifies the accuracy of the information provided herein and agrees to inform OPRA promptly at its address set forth below of any changes in such Information and to furnish OPRA any additional information requested by it in connection with Subscriber's receipt of the Information.

14. The terms and conditions hereof shall be subject to any applicable provisions of the Securities Exchange Act of 1934 (as amended) and any rules and regulations promulgated thereunder.

Subscriber agrees that the provisions hereof shall extend and be applicable to options last sale information or quotation information reported by any other :exchange which commences the trading of options and becomes a Participant in OPRA.

Dated:                                                 Name of Subscriber:
                                                       By:

B1LLING INFORMATION TO BE COMPLETED BY SUBSCRIBER

Notify OPRA promptly of any changes to the following information)


* Whenever an asterisk follows the first use of a term, Paragraph I defines the term.

Subscriber Name:
Bill to the attention of:
Address:
Phone Number:
Fax Number:
Vendor providing service:
For purpose of qualifying for OPRA's reduced member subscriber fee, Subscriber certifies that It is a member or associate member In good standing of the following Participant Exchanges (check all that apply):

          / /  American Stock Exchange
          / /  Chicago Board Options Exchange
          / /  New York Stock Exchange
          / /  Pack Stock Exchange
          / /  Philadelphia Stock Exchange

                                 FOR OPRA USE ONLY

                                        APPROVED:

Subscriber No.                          OPTIONS PRICE REPORTING
AUTHORITY
Location No.                            400 SOUTH LASALLE STREET
Start Date                              CHICAGO, ILLINOIS 60605
Number of Devices                       USA
                                        (312)-786-7195

                                        By
                                        Date of Approval

Subscriber remains responsible for all fees due to OPRA hereunder, even if a third party has agreed to pay such fees on behalf of Subscriber

* Whenever an asterisk follows the first use of a term, Paragraph I defines the term.

                AGREEMENT FOR RECEIPT OF CONSOLIDATED NETWORK A DATA
                                AND NYSE MARKET DATA

  This Agreement permits the undersigned "Subscriber to arrange with authorized vendors or with the New York Stock Exchange, Ink. ("NYSE"), as appropriate to receive any one or more Types of Market Data* and to use that Market Data for interrogation* display, tape* display or other purposes not entailing retransmission. This Agreement governs whichever Type(s) of Market Data, means of receipt and use(s) Subscriber receives, arranges and makes. Subscriber and NYSE agree to all terms and conditions of this Agreement.

Subscriber Name:                             Harris Webb & Garrison
                                             5599 San Felipe, Ste. 301
                                             Houston, TX 77056 USA

Name and Title of Individual Signing:        Harry C . Webb
Billing address if different than above:     same as above
Taxpayer ID or Social Security No.           ###-##-####
Type of Business:                            Investment Banking
Tel. No.                                     713-993-4600

CHECK BOX IF MEMBER OF:

American Stock Exchange, Inc.        / /     Cincinnati Stock Exchange, Inc. / /     New York Stock Exchange, Inc.      / /
Boston Stock Exchange, Inc.          / /     Midwest Stock Exchange, Inc.    / /     Pacific Stock Exchange, Inc.       / /
Chicago Board Options Exchange, Inc. / /     National Association of         / /     Philadelphia Stock Exchange, Inc.  / /
                                             Securities Dealers, Inv.

SUBSCRIBER ,        NEW YORK STOCK EXCHANGE, INC.
                    On behalf of the CTA Plan Participants (in respect of CTA
                    Network A last sale information) and the CQ Plan
                    Participants (in respect of CQ Network A quotation information) and on its own behalf solely (in respect of NYSE Securities Information*)

By:  Harry C. Webb                     By:

Dated:                                 Dated:

                    PART 1: PROVISIONS OF GENERAL APPLICABILITY

   1. DEFINITIONS

   (a) "Authorizing SRO" means each of the authorizing self-regulatory organizations (i.e., each CTA Plan Participant, each CQ Plan Participant and
NYSE).

   (b) "Interrogation," as used to differentiate devices and displays, refers to (i) displaying Market Data for a security in response to Subscriber's specific inquiries or (ii) displaying changes in Market Data as they occur for a limited number of securities specified by Subscriber.

   (c) "Market Data" means (i) CTA Network A last sale information, (ii) CQ Network A quotation information, (iii) NYSE bond last sale information, (iv) NYSE bond quotation information, (v) NYSE index information and (vi) each other category of market information made available by NYSE as NYSE may designate from time to time. Each of the above categories includes all information that derives from the category's information. Stock and bond last sale prices and information deriving from those prices cease to be "Market Data" 15 minutes after the Authorizing SRO(s) make the prices available over their low speed data transmission facilities. NYSE may alter such period from time to time on 60 days' written notice to Subscriber.

   (d) "NYSE Securities Information" means the Types of Market Data enumerated or referred to in clauses (iii)-A) of Paragraph 1(c).

* Whenever an asterisk follows the first use of a term, Paragraph I defines the term.

   (e) "Person" includes any natural person or proprietorship or any corporation, partnership or other organization.

   (f) "Processor means the processor under the CTA Plan and CQ

   (g) "Subscriber Device" means a component of Subscriber Equipment' that provides an interrogation display, a tape display or both displays.

   (h)"Subscriber Equipment" means any display device, computer, software, wires, transmission facility or other equipment by which Subscriber receives, displays or otherwise uses Market Data.

   (i) "Tape," as used to differentiate devices and displays, refers to displaying on a current and continuous basis (i) last sale prices as made available over the data transmission facilities of one or more Authorizing SROs or as retransmitted by an authorized vendor or (ii) a subset of the prices so made available or retransmitted that Subscriber selects on the basis of, for example, transaction size or security.

   (j) "Type of Market Data" means the Market Data in any of the categories enumerated or referred to in Paragraph 1(c).

   2. PROPRIETARY NATURE OF DATA-Each Authorizing SRO asserts a proprietary interest in its "Relevant Market Data" (i.e., the Market Data that it furnishes to the Processor and in case of NYSE, that it otherwise makes available).

   3. NYSE CAPACITY; ENFORCEMENT-Whenever this Agreement requires "NYSE" to take any action, or to receive any payment, information or notice, as to any Type of Market Data, NYSE acts on behalf of the Authorizing SRO(s) for the Type of Market Data. Any Authorizing SRO may enforce this Agreement as to its Relevant Market Data, by legal proceeding or otherwise, against Subscriber and may likewise proceed against any person that obtains its Relevant Market Data other than as this Agreement contemplates. Subscriber shall pay the reasonable attorneys' fees that any Authorizing SRO incurs in enforcing this Agreement against Subscriber.

   4. CHARGES

     (a) PAYMENT-Subscriber shall pay in United States dollars the applicable charge(s) as from time to time in effect, plus any applicable tax. Charges apply for receipt of Market Data whether or not used.

     (b) BILLING-Subscriber will be billed in advance for recurring data and equipment charges on a periodic basis (monthly unless otherwise notified) based upon information that Subscriber or authorized vendors report. Subscriber will be billed upon incurrence for one-time charges, such as those relating to installations, relocations and provision of additional equipment facilities. Subscriber shall pay invoices promptly upon receipt. Errors in and omissions from invoices, and errors or delays in sending, or failures to send or receive, invoices, do not relieve Subscriber of its payment obligations.

   5. DATA SECURITY

   (a) RETRANSMISSION PROHIBITED-Subscriber shall use Market Data only for its individual use in its business. Subscriber shall neither furnish Market Data to any other person nor retransmit Market Data among its premises.

   (b) CONTROL OF EQUIPMENT-Subscriber shall assure that it or its partners or officers and employees have sole control or physical possession of, and sole access to Market Data through, Subscriber Equipment.

   (c) DISPLAYS ACCESSIBLE TO THE GENERAL PUBLIC-Notwithstanding the limitations of Paragraphs 5(a) and 5(b), Subscriber may install one or more Subscriber Devices on enclosed portions of premises to which the general public has access if Subscriber (i) controls the premises and access to them and (ii) gives NYSE written notice of the installation. Subscriber may permit individuals who are passing through or visiting the premises to operate or to view the devices on a sporadic basis, and for limited periods of time, during their temporary presence on the premises.

   (d) EQUIPMENT SECURITY-Subscriber understands that this Paragraph 5 requires Subscriber to carefully locate and protect Subscriber Equipment. Subscriber shall abide by any written requirements that NYSE specifies to regulate the location or connection of Subscriber Equipment or to otherwise assure compliance with this Paragraph 5. Subscriber guarantees that any person installing or maintaining Subscriber Equipment will comply with this

   Paragraph 5.

   (e) INSPECTION-At any reasonable time, Subscriber shall assure that authorized representatives of NYSE have access to the premises at which Subscriber Equipment is located, and, in the presence of Subscriber's officials, the rights to examine the equipment and to observe Subscriber's use of the equipment.

   6. DATA NOT GUARANTEED-Neither NYSE, any other Authorizing SRO nor the Processor (the "disseminating parties") guarantees the timeliness, sequence, accuracy or completeness of Market Data or of other market information or messages disseminated by any disseminating party. No disseminating party shall be liable in any way to Subscriber or to any other person for (a) any inaccuracy, error or delay in, or omission of, (i) any such data, information or message, or (ii) the transmission or delivery of any such data, information or message, or (b) any loss or damage arising from or occasioned by (i) any such inaccuracy, error, delay or omission (ii) of

* Whenever an asterisk follows the first use of a term, Paragraph I defines the term.

nonperformance, or (iii) interruption in any such data, information or message, due either to any negligent act or omission by any disseminating party or to any "force majeure" (i.e., flood, extraordinary weather conditions, earthquake or other act of God, fire, war, insurrection, riot, labor dispute, accident, action of government, communications or power failure, equipment or software malfunction) or any other cause beyond the reasonable control of any disseminating party.

   7. DISSEMINATION DISCONTINUANCE OR MODIFICATION-The Authorizing SROs may discontinue disseminating any Type of Market Data, may change or eliminate any transmission method and may change transmission speeds or other signal characteristics. The Authorizing SROs shall not be liable for any resulting liability, loss or damages to Subscriber.

   8. DURATION; SURVIVAL-Subject to Paragraph 7, either Subscriber or NYSE may terminate this Agreement in 30 days' written notice to the other. In addition, this Agreement terminates 90 days after Subscriber no longer has the ability to receive Market Data as contemplated by this Agreement. Withdrawal of an Authorizing SRO other than NYSE from the CTA Plan and the CQ Plan terminates this Agreement solely as to that Authorizing SRO. Withdrawal of NYSE from the CTA Plan and CQ Plan terminates this Agreement as to all other Authorizing SROs. Paragraphs 3, 5(d), 6, 15(c), 15(e) and 16(e) survive termination of this Agreement.

   9. ENTIRE AGREEMENT: MODIFICATIONS-This writing contains the entire agreement between the parties in respect of its subject matter. This Agreement supersedes each previous agreement between Subscriber and NYSE pursuant to which Subscriber has been receiving Market Data except insofar as the earlier agreement covers receipt of Market Data through direct or indirect access to the high speed line described in the CTA Plan or the CQ Plan or any comparable high speed transmission facility that NYSE uses to make NYSE Securities Information available. The parties may only modify this Agreement by a writing signed by or on behalf of each of them.

   10. ASSIGNMENTS-Subscriber may not assign all or part of this Agreement without the written consent of NYSE.

   11. GOVERNING LAW; CONSTRUCTION-The laws of the State of New York govem this Agreement It shall be interpreted in accordance with those laws. In prohibiting Subscriber from doing any act, this Agreement also prohibits Subscriber from doing the act indirectly (e.g., by causing or permitting any other person to the act).

   12. APPLICABILITY OF 1934 ACT AND PLANS-This Agreement is subject to the Securities and Exchange Act of 1934, the rules under that act, the CTA Plan (as to CTA Network A last sale information) and the CQ Plan (as to CQ Network A quotation information).

   13. NOTICES; NOTIFICATION OF CHANGES-The parties shall send communications relating to this

   Agreement to:    NEW YORK STOCK EXCHANGE, INC:      SUBSCRIBER (AS ABOVE)
                    11 Wall Street
                    New York, New York 10005
                    Attention: Director of Market Data

   Subscriber and NYSE may each change its address by written notice to the other. Subscriber shall give NYSE prompt written notice of any change in (a) the Subscriber information listed above, (b) any other information provided to NYSE in connection with initiating the receipt of any Type of Market Data, or (c) any description provided pursuant to Paragraph 15(d).

                             PART II: SPECIAL PROVISIONS

This Part II applies only to the extent that Subscriber's activity or equipment falls within the scope of one or more of Paragraphs 14 through 16.

   14. SECURITIES PROFESSIONALS: FURNISHING DATA TO CUSTOMERS AND BRANCH OFFICES

   (a) SCOPE-This Paragraph 14 applies if Subscriber is a securities professional, such as a registered broker-dealer or investment adviser, and is an exception to Paragraphs 5(a), 5(b) and 5(c).

   (b) LIMITED PROVISION OF DATA-Solely in the regular course of its securities business, Subscriber may occasionally furnish limited amounts of Market Data to its customers and clients and to its branch offices. Subscriber may so furnish Market Data to its customers and clients who are not on Subscriber's premises solely (i) in written advertisements, educational material, sales literature or similar written communications. or
(ii) during telephonic voice communication not entailing the use of computerized voice synthesization or similar technology. Subscriber may so furnish Market Data to its branch offices solely (i) as provided in the preceding sentence, or (ii) through manual entry of the data over its teletype network. Subscriber shall not permit any customer or client to take physical possession of Subscriber Equipment. Subscriber shall abide by any additional limitations that NYSE specifies in writing.

* Whenever an asterisk follows the first use of a term, Paragraph I defines the term.

   15. REPORTING: RECORDS: EQUIPMENT DESCRIPTION

   (a) SCOPE-This Paragraph 15 applies whenever an authorized vendor cannot know (e.g., by virtue of installing equipment or recognizing electronically a unique device identifier) all information necessary to bill Subscriber for applicable charge(s). For example, this Paragraph 15 typically applies to (i) Subscriber Devices not leased from NYSE or an authorized vendor, (ii) portable Subscriber Devices and Subscriber Devices that use portable components (e.g., software) to receive Market Data and (iii) Subscriber's receipt of Market Data through synthesized voice responses over telephones.

   (b) REPORTING-Subscriber shall furnish to NYSE in writing such information, in such form and at such times, as NYSE may reasonably specify from time to time to permit billing of Subscriber for applicable charge(s). However, if an authorized vendor provides Market Data to any Subscriber Device, Subscriber shall furnish information regarding the device to the vendor instead of NYSE unless NYSE notifies Subscriber otherwise in writing.

   (c) RECORDS-Subscriber shall maintain the records upon which it bases its reporting for two years following the period to which the records relate. Solely to monitor Subscriber's compliance with this Paragraph 15, authorized representatives of NYSE may examine and verify those records at any reasonable time in the presence of Subscriber's officials.

   (d) EQUIPMENT DESCRIPTIONS-Upon NYSE's written request, Subscriber shall provide NYSE with a description acceptable to NYSE of any Subscriber Equipment that an authorized vendor or an Authorizing SRO does not supply.

   (e) INDEMNIFICATION-Subscriber shall indemnify and hold harmless each Authorizing SRO from and against any liability, loss or damages caused by (i) any inaccuracy in or omission from, (ii) Subscriber's failure to furnish or to keep, or (iii) Subscribers delay in furnishing or keeping, any report or record that this Paragraph 15 requires. Subscriber shall do so even if Subscriber depends on information from a third party and the third party caused the inaccuracy, omission, failure or delay. Without limiting the generality of the foregoing, if NYSE determines that, as a consequence of any such inaccuracy, omission, failure or delay, applicable Subscriber charges were not billed when incurred, Subscriber may be billed for those charges and Subscriber shall promptly pay those charges plus any applicable tax.

   16. EQUIPMENT SUPPLIED BY AUTHORIZING SROS

   (a) SCOPE: DEFINITION This Paragraph 16 applies to Subscriber Equipment that one or more Authorizing SROs supply ("SRO Equipment").

   (b) OWNERSHIP-The Authorizing SRO(s) or their supplier(s) own SRO Equipment. Subscriber shall not relocate, remove or alter SRO Equipment, or attach to SRO Equipment any equipment other than authorized equipment that an authorized vendor supplies, without NYSE's written consent. Subscriber shall return SRO Equipment in the same condition as it was when installed except for normal wear and tear and for failures for which the Authorizing SROs are responsible under Paragraph 16(d).

   (c) ACCESS TO PREMISES-Subscriber shall assure that authorized representatives of the Authorizing SRO's and of their suppliers and service contractors may install, repair, maintain, relocate and replace SRO Equipment, and may remove any SRO Equipment that Subscriber no longer wants or to which it is no longer entitled, at any reasonable time.

   (d) SITE PREPARATION AND MAINTENANCE-Subscriber shall prepare the site for SRO Equipment in a manner acceptable to the Authorizing SROs and shall bear all costs of providing adequate space and power. The authorizing SROs shall maintain SRO Equipment subject to applicable charges. Maintenance includes repair or replacement of failed SRO Equipment and parts as necessary. Extraordinary charges may apply if Subscriber caused the failure.

   (e) WARRANTY AND SCOPE OF LIABILITY-THE AUTHORIZING SROS PROVIDE NO WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Paragraph 16(d) sets forth the Authorizing SROs' entire liability for performance of SRO Equipment. The Authorizing SROs' liability to Subscriber for any liability, loss or damages relating to SRO Equipment other than for the cost of maintaining, repairing or replacing SRO Equipment, whether based in contract, in tort (including negligence and strict liability) or any other theory, shall in the aggregate not exceed the lesser of (i) $1000 or (ii) the total charges to Subscriber under this Agreement for the period preceding the breach or injury. The foregoing limitations do not apply to personal injury claims. In no event shall any Authorizing SRO be liable (i) for any indirect, incidental, special, consequential or punitive liability, loss or damages relating to SRO Equipment, regardless of the form of the action and foreseeability of the liability, loss or damages, or (ii) for any liability, loss or damages due to any "force majeure" (see Paragraph 6) or for any other cause beyond the reasonable control of the Authorizing SRO.

* Whenever an asterisk follows the first use of a term, Paragraph I defines the term.

                     AMERICAN STOCK EXCHANGE SERVICE ORDER FORM

VENDOR NAME___________________CONTACT NAME__________________
DATE SENT_____________________PHONE NUMBER__________________FAX NUMBER__________

MARKET DATA SERVICES
Phone:    212-306-1340        Fax:   212-306-2086
E-mail:   Michelle Freeman:   mfreeman@amex.com
          Lisa Jalcubowski:   ljafcubow@amex.com
          Christine Bavaro:   cbavaro@amex.com

                                A m e x.
PLEASE IDENTIFY:

/ / Request For Approval - New Account       / / Name Change      / / Relocation
/ / New Location    / / Vendor Account Number Change  / / Billing Address Change

     If a name change, include old name & vendor account # here: _______________
* VERY IMPORTANT: Customer's Existing Amex Account Number: 17996  TYPE A3
                                                          --------------
                 Customer's Broker Dealer Number:  28188
                                                   ---------------------
CUSTOMER NAME:   HARRIS WEBB & GARRISON
                 -------------------------------------------------------

BILLING INFORMATION (Not required if Amex account # is supplied above)**:

Contact ______________________________  Phone # ______________________________
Street Address________________________  Floor/Suite __________________________
City__________________________________  State______Country_______Zip Code_____

SERVICE LOCATION (Required):

Vendor Account # _____________________
Contact ______________________________  Phone # ______________________________
Street Address________________________  Floor/Suite __________________________
City__________________________________  State______Country_______Zip Code_____

Notes:

* If a Member Firm, a Broker Dealer Number must be provided in order for member rates to apply.
*  Attach an addendum if there is a third party payor.


* Whenever an asterisk follows the first use of a term, Paragraph I defines the term.

AMERICAN
STOCK EXCHANGE                MARKET COMMUNICATIONS       AGREEMENT FOR RECEIPT OF
86 Trinity Place              Tel.: (212) 306-1340        CONSOLIDATED NETWORK B DATA AND
New York, New York 10006-1881 Fax: (212) 306-5838 (2086)  AMEX MARKET DATA

  This Agreement permits the undersigned "Subscriber" to arrange with authorized vendors or with the American Stock Exchange, Inc. ("AMEX"), as appropriate, to receive any one or more Types of Market Data' and to use that Market Data for interrogation' display, tape' display or other purposes not entailing retransmission. This Agreement governs whichever Type(s) of Market Data, means of receipt and use(s) Subscriber receives, arranges and makes. Subscriber and AMEX agree to all terms and conditions of this Agreement.

                                  (Type or Print)

                                              Taxpayer ID or Social Security Number.
Subscriber's Name: Harris Webb & Garrison             ###-##-####
                         (Company Name)

Address:           5599 San Felipe, Ste. 301  Type of Business: Investment Banking
City, State ,Zip:  Houston, TX 77056          Tel. No.  713-993-4600
                                              Fax No.   713-993-4699
Country:            USA

SUBSCRIBER
Name:     Harris, Webb & Garrison  (Individual Name)
Title:    COO
By:       Harry C. Webb
Dated:    5-21-99

Indicate following memberships:

American Stock Exchange, Inc.        / /     Chicago Stock Exchange, Inc.    / /     New York Stock Exchange, Inc.     / /
Boston Stock Exchange, Inc.          / /     Cincinnati Stock Exchange, Inc. / /     Pacific Stock Exchange, Inc.      / /
Chicago Board Options Exchange, Inc. / /     National Association of         / /     Philadelphia Stock Exchange, Inc. / /
                                             Securities Dealers, Inc.

                  PART 1: PROVISIONS OF GENERAL APPLICABILITY

     1. DEFINITIONS

     (a) "Authorizing SRO" means each of the authorizing self-regulatory organizations (i.e., each CTA Plan Participant, each CQ Plan Participant and
AMEX).

     (b) "Interrogation", as used to differentiate devices and displays, refers to (i) displaying Market Data for a security in response to Subscriber's specific inquiries or (ii) displaying changes in Market Data as they occur for a limited number of securities specified by Subscriber..

     (c) "Market Data" means (i) CTA Network Blast sale information, (ii) CQ Network B quotation information, (iii) AMEX Index Information and (iv) each other category of market information made available by AMEX as the AMEX may designate from tire to time. Each of the above categories includes all information that derives from the category's information. Last sale prices and information deriving from those prices cease to be "Market Data" 15 minutes after the Authorizing SRO(s) make the prices available over their low speed data transmission facilities. AMEX may alter such period from time to time on 60 days' written notice to Subscriber.

     (d) "AMEX Securities Information" means the Types of Market Data enumerated or referred to in clauses (iii) and (iv) of Paragraph 1(c).

     (e) "Person" includes any natural person or proprietorship or any corporation, partnership or other organization.

     (f) "Processor" means the processor under the CTA Plan and CQ Plan.

     (g) "Subscriber Device" means a component of Subscriber Equipment' that provides an interrogation display, a tape display or both displays.

     (h) "Subscriber Equipment" means any display device, computer, software, wires, transmission facility or other equipment by which Subscriber receives, displays or otherwise uses Market Data.

* Whenever an asterisk follows the first use of a term, Paragraph I defines the term.

     (i) "Tape", as used to differentiate devices and displays, refers to displaying on a current and continuous basis (i) Market Data as currently made available (or as may be made available in the future) over the data transmission facilities of one or more Authorizing SROs or as retransmitted by an authorized vendor or (ii) a subset of the Market Data so made available or retransmitted that Subscriber selects on the basis of, for example, transaction size or security.

  (j) "Type of Market Data" means the Market Data in any of the categories enumerated or referred to in Paragraph 1(c).
  2. PROPRIETARY NATURE OF DATA - Each Authorizing SRO asserts a proprietary interest in its "Relevant Market Data" (i.e., tile Market Data that it furnishes to the Processor and in case of AMEX, that it otherwise makes available).
  3. AMEX CAPACITY; ENFORCEMENT - Whenever this Agreement requires "AMEX" to take any action, or to receive any payment, information or notice, as to any Type of Market Data, AMEX acts on behalf of the Authorizing SRO(s) for the Type of Market Data Any Authorizing SRO may enforce this Agreement as to its Relevant Market Data, by legal proceeding or otherwise, against Subscriber and may likewise proceed against any person that obtains its Relevant Market Data other than as this Agreement contemplates. Subscriber shall pay the reasonable attorneys' fees that any Authorizing SRO incurs in enforcing this Agreement against Subscriber.
  4. CHARGES
  (a) PAYMENT - Subscriber shall pay in United States dollars the applicable charge(s) as from time to time in effect, plus any applicable tax. Charges apply for receipt of Market Data whether or not used.
  (b) BILLING - Subscriber will be billed in advance fm recurring data and equipment charges on a periodic basis (monthly unless otherwise notified) based upon information that Subscriber or authorized vendors report Subscriber will be billed upon incurrence for one-time charges, such as those relating to installations, relocations and provision of additional equipment facilities. Subscriber shall pay invoices promptly upon receipt- Errors in and omissions from invoices, and errors or delays in sending, or failures to send or receive, invoices, do not relieve subscriber of its payment obligations.
  5. DATA SECURITY
  (a) RETRANSMISSIONS PROHIBITED - Subscriber shall use Market Data only for its individual use in its business. Subscriber shall neither furnish Market Data to any other person nor retransmit Market Data among its premises.
  (b) CONTROL OF EQUIPMENT - Subscriber shall assure that it or its partners or officers and employees have sole control or physical possession of, and sole access to Market Data through, Subscriber Equipment.
  (c) DISPLAYS ACCESSIBLE TO THE GENERAL PUBLIC -Notwithstanding the limitations of Paragraphs 5(a) and 5(b), subscriber may install one or more Subscriber Devices on closed portions of premises to which the general public has access if Subscriber (i) controls the premises and access to them and (ii) gives AMEX written notice of the installation. Subscriber permit individuals who are passing through or visiting the premises to operate or to view the devices on a sporadic basis, and for limited periods of time, during their temporary presence un the premises.
  (d) EQUIPMENT SECURITY - Subscriber understands that this Paragraph 5 requires Subscriber to carefully locate and protect Subscriber Equipment. Subscriber shall abide by any written requirements that AMEX specifies to regulate the location or connection of Subscriber Equipment or to otherwise assure compliance with this Paragraph 5. Subscriber guarantees that any person installing or maintaining Subscriber Equipment will comply with this Paragraph 5.
  (e) INSPECTION - At any reasonable time, Subscriber shall assure that authorized representatives of AMEX have access to the premises at which Subscriber Equipment is located, and, in the presence of Subscriber's officials, the rights to examine the equipment and to observe Subscriber's use of the equipment.
  6. DATA NOT GUARANTEED - Neither AMEX, any other Authorizing SRO nor the Processor (the "disseminating parties') guarantees the timeliness, sequence, accuracy or completeness of Market Data or of other market information or messages disseminated by any disseminating party. No disseminating party shall be liable in any way to Subscriber or to any other person for (a) any inaccuracy, error or delay in, or omission of, (i) any such data, information or message or (ii) the transmission or delivery of any such data, information or message, or (b) any loss or damage arising from or occasioned by (i) any such inaccuracy, error, delay or omission, (i) non-performance, or (iii) interruption in any such data, information or message, due either to any negligent act or omission by any disseminating party or to any "force majeure" (i.e., flood, extraordinary weather conditions, earthquake or other act of God, fire, war, insurrection, riot, labor dispute, accident, action of government, communications or power failure, equipment or software malfunction) or any other cause beyond the reasonable control of any disseminating party.
  7. DISSEMINATION DISCONTINUANCE OR MODIFICATION - The Authorizing SROs may discontinue disseminating any Type of Market Data, may change or eliminate any transmission method and may change transmission speeds or other signal characteristics. The Authorizing SROs shall not be liable for any resulting liability, loss or damages to Subscriber.
  8. DURATION; SURVIVAL - Subject to Paragraph 7, either Subscriber or AMEX may terminate this Agreement on 30 days' written notice to the other. In addition, this Agreement terminates 90 days after Subscriber no longer has the ability to receive Market Data as contemplated by this Agreement Withdrawal of an Authorizing SRO other than AMEX from the CTA Plan and the CQ Plan terminates this Agreement solely as to that Authorizing SRO. Withdrawal of AMEX from the CTA Plan and CQ Plan terminates this Agreement as to all other Authorizing SROs. Paragraphs 3, 5(d), 6, 15(c), 15(e) and 16(e) survive termination of this Agreement.
  9. ENTIRE AGREEMENT; MODIFICATIONS - This writing contains the entire agreement between the parties in respect of its subject matter. This Agreement supersedes each previous agreement between Subscriber and AMEX pursuant to which Subscriber has been receiving Market Data except insofar as the earlier agreement covers receipt of Market Data through direct or indirect access to the high speed line described in the CIA Plan or the CQ Plan or any comparable high speed transmission facility that AMEX uses to make Market Data available. The parties may only modify this Agreement by a writing signed by or on behalf of each of them.
  10. ASSIGNMENTS - Subscriber may not assign all or part of this Agreement without the written consent of AMEX.
  11. GOVERNING LAW; CONSTRUCTION - The laws of the State of New York govern this Agreement. It shall be interpreted in accordance with those laws. In prohibiting Subscriber from doing any act, this Agreement also prohibits Subscriber from doing the act indirectly (e.g., by causing or permitting any other person to do the act).
  12. APPLICABILITY OF 1934 ACT AND PLANS - This Agreement is subject to the Securities and Exchange Act of 1934, the rules under that act, the CTA Plan (as to CTA Network B fast sale information) and the CQ Plan (as to CQ Network B quotation information).
  13. NOTICES; NOTIFICATION OF CHANGES - The parties shall send communications relating to this Agreement to:
American Stock Exchange, Inc.      Subscriber (as above)
86 Trinity Place
New York, New York 10006-1881
Attention: Market Communications

* Whenever an asterisk follows the first use of a term, Paragraph I defines the term.

Subscriber and AMEX may each change its address by written notice to the other. Subscriber shall give AMEX prompt written notice of any change in (a) the Subscriber information listed above, (b) any other information provided to AMEX in connection with initiating the receipt of any Type of Market Data or (c) any description provided pursuant to Paragraph 15(d).

                            PART II: SPECIAL PROVISIONS

This Part II applies only to the extent that Subscriber's activity or equipment falls within the scope of one or more of Paragraphs 14 through 16.
   14. SECURITIES PROFESSIONALS: FURNISHING DATA TO CUSTOMERS AND BRANCH OFFICES
   (a) SCOPE - This Paragraph 14 applies if Subscriber is a securities professional, such as a registered broker-dealer or investment adviser, and is an exception to Paragraphs 5(a), 5(b) and 5(c).
   (b) LIMITED PROVISION OF DATA - Solely in the regular course of its securities business, Subscriber may occasionally furnish limited amounts of Market Data to its customers and clients and to its branch offices. Subscriber may so furnish Market Data to its customers and clients who are not on Subscriber's premises solely (i) in written advertisements, educational material, sales literature or similar written communications or (ii) during telephonic voice communication not entailing the use of computerized voice synthesization or similar technology. Subscriber may so furnish Market Data to its branch offices solely (i) as provided in the preceding sentence or (ii) through manual entry of the data over its teletype network. Subscriber shall not permit any customer or client to take physical possession of Subscriber Equipment. Subscriber shall abide by any additional limitations that AMEX specifies in writing.
   15. REPORTING; RECORDS; EQUIPMENT DESCRIPTION
   (a) SCOPE - This Paragraph 15 applies whenever an authorized vendor cannot know (e.g., by virtue of installing equipment or recognizing electronically a unique device identifier) all information necessary to bill Subscriber for applicable charge(s). For example, this Paragraph 15 typically applies to (i) Subscriber Devices not leased from AMEX or an authorized vendor, (ii) portable Subscriber Devices and Subscriber Devices that use portable components (e.g., software) to receive Market Data and (iii) Subscriber's receipt of Market Data through synthesized voice responses over telephones.
   (b) REPORTING- Subscriber shall furnish to AMEX in writing such information, in such form and at such times, as AMEX may reasonably specify from time to time to permit billing of Subscriber for applicable charge(s). However, if an authorized vendor provides Market Data to any Subscriber Device, Subscriber shall furnish information regarding the device to the vendor instead of AMEX unless AMEX notifies Subscriber otherwise in writing.
   (c) RECORDS - Subscriber shall maintain the records upon which it bases its reporting for two years following the period to which the records relate. Solely to monitor Subscriber's compliance with this Paragraph 15, authorized representatives of AMEX may examine and verify those records at any reasonable time in the presence of Subscriber's officials.
   (d) EQUIPMENT DESCRIPTIONS - Upon AMEX's written request, Subscriber shall provide AMEX with a description acceptable to AMEX of any Subscriber Equipment that an authorized vendor or an Authorizing SRO does not supply.
   (e) INDEMNIFICATION - Subscriber shall indemnify and hold harmless each Authorizing SRO from and against any liability, loss or damages caused by (i) any inaccuracy in or omission from, (ii) Subscriber's failure to furnish or to keep, or (ii) Subscriber's delay in furnishing or keeping, any report or record that this Paragraph 15 requires. Subscriber shall do so even if Subscriber depends on information from a third party and the third party caused the inaccuracy, omission, failure or delay. Without limiting the generality of the foregoing, if AMEX determines that, as a consequence of any such inaccuracy, omission, failure or delay, applicable Subscriber charges were not billed when incurred, Subscriber may be billed for those charges and Subscriber shall promptly pay those charges plus any applicable tax.

   16. EQUIPMENT SUPPLIED BY AUTHORIZING SROS
   (a) SCOPE: DEFINITION - This Paragraph 16 applies to Subscriber Equipment that one or more authorizing SROs supply ("SRO Equipment").
   (b) OWNERSHIP - the Authorizing SRO(s) or their suppliers) own SRO Equipment. Subscriber shall not relocate, remove or alter SRO Equipment, or attach to SRO Equipment any equipment other than authorized equipment that an authorized vendor supplies, without AMEX's written consent. Subscriber shall return SRO Equipment in the same condition as it was when installed except for normal wear and tear and for failures for which the Authorizing SROs are responsible under Paragraph 16(d).
   (c) ACCESS TO PREMISES - Subscriber shall assure that authorized representatives of the Authorizing SROs and of their suppliers and service contractors may, install, repair, maintain, relocate and replace SRO Equipment, and may remove any SRO Equipment that Subscriber no longer wants or to which it is no longer entitled, at any reasonable time.
   (d) SITE PREPARATION AND MAINTENANCE - Subscriber shall prepare the site for SRO Equipment in a manner acceptable to the Authorizing SROs and shall bear all costs of providing adequate space and power. The Authorizing SROs shall maintain SRO Equipment subject to applicable charges. Maintenance includes repair or replacement of failed SRO Equipment and parts as necessary. Extraordinary charges may apply if Subscriber caused the failure.
   (e) WARRANTY AND SCOPE OF LIABILITY - THE AUTHORIZING SROs PROVIDE NO WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATTON, IMPLIED WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Paragraph 16(d) sets forth the Authorizing SROs' entire liability for performance of SRO Equipment. The Authorizing SROs' liability to Subscriber for any liability, loss or damages relating to SRO Equipment other than for the cost of maintaining, repairing or replacing SRO Equipment, whether based in contract, in tort (including negligence and strict liability) or any other theory, shall in the aggregate not exceed the lesser of (i) $1,000 or (ii) the total charges to Subscriber under this Agreement for the period preceding the breach or injury. The foregoing limitations do not apply to personal injury claims. In no event shall any Authorizing SRO be liable (i) for any indirect, incidental, special, consequential or punitive liability, loss or damages relating to SRO Equipment, regardless of the foam of the action and foreseeabilitv of the liability, loss or damages or (ii) for any liability, loss or damages due to any "force majeure" (see Paragraph 6) or for any other cause beyond the reasonable control of the Authorizing SRO.

* Whenever an asterisk follows the first use of a term, Paragraph I defines the term.

         THE VENDOR AND ITS AGENTS MAY NOT MODIFY OR WAIVE ANY TERM OF THIS AGREEMENT. ANY ATTEMPT TO MODIFY THIS AGREEMENT, EXCEPT BY NASDAQ, IS VOID.

     THE NASDAQ STOCK MARKET, INC. ("NASDAQ") CONSOLIDATED SUBSCRIBER AGREEMENT

1. The word "CORPORATIONS" means The Nasdaq Stock Market, Inc. and its affiliates. The word "INFORMATION" means certain data and other information: relating to securities or other financial instruments, products, vehicles or devices; or relating to Persons regulated by the Corporations or to activities of the Corporations; or gathered by the Corporations from other sources. The word "OR" includes the word "AND". The phrase "CLAIMS OR LOSSES" means any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, judgments, settlements, and expenses of whatever nature, whether incurred by or issued against an indemnified party or a third party, including, without limitation, (1) indirect, special, punitive, consequential or incidental loss or damage, (including, but not limited to, trading losses, loss of anticipated profits, loss by reason of shutdown in operation or increased expenses of operation, or other indirect loss or damage) and (2) administrative costs, investigatory costs, litigation costs, and auditors' and attorneys' and fees and disbursements (including in-house personnel). The word "PERSON" means any natural person, proprietorship, corporation, partnership, or other entity whatsoever. The phrase "NON-PROFESSIONAL SUBSCRIBER" means any natural person who is neither:
(a) registered or qualified in any capacity with the SEC, the Commodities Futures Trading Commission, any state securities agency, any securities exchange or association, or any commodities or futures contract market or association; (b) engaged as an "investment advisor" as that term is defined in Section 201 (11) of the Investment Advisors Act of 1940 (whether or not registered or qualified under that Act); nor, (c) employed by a bank or other organization exempt from registration under federal or state securities laws to perform functions that would require registration or qualification if such functions were performed for an organization not so exempt. The phrase "PROFESSIONAL SUBSCRIBER" means all other persons who do not meet the definition of Non-Professional Subscriber. When it appears alone, the word "SUBSCRIBER" encompasses all Non-Professional and Professional Subscribers. The phrase "VENDOR'S SERVICE" means the service from a vendor, including the data processing equipment, software, and communications facilities related thereto, for receiving, processing, transmitting, using and disseminating the Information to or by Subscriber.

2. Subscriber is granted the right to receive from Nasdaq the Information under the terms stated herein or in the NASD Rules. "NASD Rules" shall mean all applicable laws (including intellectual property, communications, and securities laws), statutes, and regulations, the rules and regulations of the SEC, the rules and regulations of the Corporations including, but not limited to, those requirements established by the Corporations' rule filings (with such SEC approval as may be required), the Corporations' decisions and interpretations and any User Guides, or successors of the components of the NASD Rules, as they may exist at the time. If any payment is due directly to Nasdaq under this Agreement, payment in full is due Nasdaq in immediately available U.S. funds, within 30 days of date of invoice, whether or not use is made of the Information. Interest shall be due from the date of the invoice to the time that the amount(s) that are due have been paid. Subscriber shall assume full and complete responsibility for the payment of any taxes, charges or assessments imposed on Subscriber or Nasdaq (except for U.S. federal, state, or local income taxes, if any, imposed on Nasdaq) by any foreign or domestic national, state, provincial or local governmental bodies, or subdivisions thereof, and any penalties or interest, relating to the provision of the Information to Subscriber.

3. The Information is licensed only for the personal use of the Non-Professional Subscriber and the internal use in the business of the Professional Subscriber. By representing to Vendor that Subscriber is a non-professional, or by continuing to receive the Information at a nonprofessional subscriber rate, Subscriber is affirming to Vendor and the Corporations that Subscriber meets the definition of Non-Professional Subscriber as set forth in paragraph 1 above. Subscriber will promptly give written notice to Vendor of any change in the name or place of residence or place of business at which the Information is received. Subscriber may not sell, lease, furnish or otherwise permit or provide access to the Information to any other Person or to any other office, or place. Subscriber will not engage in the operation of any illegal business; use or permit anyone else to use the Information, or any part thereof, for any illegal purpose; or violate any NASD Rule. Professional Subscribers may, on a non-continuous basis, furnish limited amounts of the Information to customers: in written advertisements, correspondence, or other literature; or during voice telephonic conversations not entailing computerized voice, automated information inquiry systems, or similar technologies. Subscriber may not present the Information rendered in any unfair, misleading, or

* Whenever an asterisk follows the first use of a term, Paragraph I defines the term.

discriminatory format. Subscriber shall take reasonable security precautions to prevent unauthorized Persons from gaining access to the Information.

4. Subscriber acknowledges that Nasdaq, in its sole discretion, may from time to time make modifications to its system or the Information. Such modifications may require corresponding changes to be made in Vendor's Service. Changes or the failure to make timely changes by Vendor or Subscriber may sever or affect Subscriber's access to or use of the Information. Nasdaq shall not be responsible for such effects.

5. Nasdaq grants to Subscriber a nonexclusive, non-transferable license during the term of the Agreement to receive and use the Information transmitted to it by Vendor and thereafter to use such Information for any purpose not inconsistent with the terms of the Agreement or with the NASD Rules. Subscriber acknowledges and agrees that the Corporations have proprietary rights in the Information that originates on or derives from markets regulated or operated by the Corporations and compilation or other rights in Information gathered from other sources. Subscriber further acknowledges and agrees that the Corporations' third party Information providers have exclusive proprietary rights in their respective Information. In the event of any misappropriation or misuse, Nasdaq or its third party information providers shall have the right to obtain injunctive relief for its respective materials. Subscriber will attribute source as appropriate under all the circumstances.

6. Subscriber acknowledges that Nasdaq, as a subsidiary of NASD, when required to do so by NASD in fulfillment of NASD's statutory obligations, may by notice to Vendor unilaterally limit or terminate the right of any or all Persons to receive or use the Information, and that Vendor will immediately comply with any such notice and will terminate or limit the furnishing of the Information and confirm such compliance by notice to Nasdaq. Any affected Person will have available to it such procedural protections as are provided by the Exchange Act and applicable rules thereunder. Neither Nasdaq nor NASD shall have any liability when complying with such NASD notice.

7. Subscriber will maintain such accurate and verifiable records regarding the use of the Information and including the number and location of all devices that receive the Information, as may be required, and will make these records available for a period of 3 years in a form acceptable to Nasdaq for inspection by Nasdaq's auditors upon reasonable notice. Subscriber shall make its premises available to Nasdaq for review of said records and for physical inspection of Vendor's Service and of Subscriber's use of the Information, all at reasonable times, upon reasonable notice, to ensure compliance with this Agreement.

8. To the extent permitted by applicable law, Subscriber acknowledges and agrees that the termination of the Vendor's Service for failure to make payments shall not be deemed or considered to be, and Subscriber waives any right to represent or assert that any such exercise constitutes, an act or omission or an improper denial or limitation of access by Nasdaq to any service or facility operated by Nasdaq as contemplated in Section 11A of the Exchange Act, or any other provision of the Exchange Act, or any rule, regulation, or interpretation adopted thereunder.

9. NASDAQS WARRANTIES/DISCLAIMER OF WARRANTIES. NASDAQ SHALL ENDEAVOR TO OFFER THE INFORMATION AS PROMPTLY AND ACCURATELY AS IS REASONABLY PRACTICABLE. IN THE EVENT THAT THE INFORMATION IS NOT AVAILABLE AS A RESULT OF A FAILURE BY NASDAQ TO PERFORM ITS OBLIGATIONS UNDER THIS AGREEMENT, NASDAQ WILL ENDEAVOR, GIVING DUE REGARD FOR THE COST, TIME, AND EFFECT ON OTHER USERS, TO CORRECT ANY SUCH FAILURE. IN THE EVENT THAT THE INFORMATION IS NOT AVAILABLE, IS DELAYED, IS INTERRUPTED, IS INCOMPLETE, OR IS NOT ACCURATE OR IS OTHERWISE MATERIALLY AFFECTED FOR A CONTINUOUS PERIOD OF FOUR
(4) HOURS OR MORE DURING THE TIME THAT NASDAQ REGULARLY TRANSMITS THE INFORMATION DUE TO THE FAULT OF NASDAQ (EXCEPT FOR A REASON PERMITTED IN THIS AGREEMENT OR IN NASDAQ'S AGREEMENT WITH THE VENDOR), SUBSCRIBER'S OR ANY OTHER PERSON'S EXCLUSIVE REMEDY AGAINST NASDAQ SHALL BE (A) IF SUBSCRIBER OR.ANY 'OTHER PERSON CONTINUES TO RECEIVE THE INFORMATION OR ANY OTHER DATA AND/OR INFORMATION OFFERED BY NASDAQ, A PRORATED MONTH'S CREDIT OF ANY MONIES DUE, IF ANY, FOR THE AFFECTED INFORMATION DIRECTLY TO NASDAQ FROM SUBSCRIBER, OR, IF APPLICABLE, FROM SAID OTHER PERSON, FOR THE PERIOD AT ISSUE OR, (B) IF SUBSCRIBER OR ANY OTHER PERSON NO LONGER RECEIVES EITHER THE INFORMATION OR ANY OTHER DATA AND/OR INFORMATION OFFERED BY NASDAQ,

* Whenever an asterisk follows the first use of a term, Paragraph I defines the term.

A PRORATED MONTH'S REFUND OF ANY MONIES DUE FOR THE AFFECTED INFORMATION DIRECTLY TO NASDAQ FROM SUBSCRIBER, OR, IF APPLICABLE, FROM SAID OTHER PERSON, FOR THE PERIOD AT ISSUE. SUCH CREDIT OR REFUND SHALL, IF APPLICABLE, BE REQUESTED BY WRITTEN NOTICE TO NASDAQ WITH ALL PERTINENT DETAILS. BEYOND THE WARRANTIES STATED IN THIS SECTION, THERE ARE NO OTHER WARRANTIES OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY (INCLUDING, WITHOUT LIMITATION, TIMELINESS, TRUTHFULNESS, SEQUENCE, COMPLETENESS, ACCURACY, FREEDOM FROM INTERRUPTION), ANY IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING, OR COURSE OF PERFORMANCE, OR THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE.

10. CORPORATIONS' LIMITATION OF LIABILITY. (A) EXCEPT AS MAY OTHERWISE BE SET FORTH HEREIN, THE CORPORATIONS SHALL NOT BE LIABLE TO SUBSCRIBER, ITS VENDOR OR ANY OTHER PERSON FOR INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL, OR INCIDENTAL LOSS OR DAMAGE (INCLUDING, BUT NOT LIMITED TO, TRADING LOSSES, LOSS OF ANTICIPATED PROFITS, LOSS BY REASON OF SHUTDOWN IN OPERATION OR INCREASED EXPENSES OF OPERATION, COST OF COVER, OR OTHER INDIRECT LOSS OR DAMAGE) OF ANY NATURE ARISING FROM ANY CAUSE WHATSOEVER, EVEN IF THE CORPORATIONS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     (B) THE CORPORATIONS SHALL NOT BE LIABLE TO SUBSCRIBER OR ANY OTHER PERSON FOR ANY UNAVAILABILITY, INTERRUPTION, DELAY, INCOMPLETENESS, OR INACCURACY OF THE INFORMATION THAT LASTS LESS THAN FOUR (4) CONTINUOUS HOURS DURING THE TIME THAT NASDAQ REGULARLY TRANSMITS THE INFORMATION OR IF THE INFORMATION IS MATERIALLY AFFECTED FOR LESS THAN FOUR (4) CONTINUOUS HOURS DURING THE TIME THAT NASDAQ REGULARLY TRANSMITS THE INFORMATION.

     (C) IF ANY OR ALL OF THE CORPORATIONS ARE FOR ANY REASON HELD LIABLE TO SUBSCRIBER OR TO ANY OTHER PERSON, WHETHER IN TORT OR IN CONTRACT, THE LIABILITY OF ALL OR ANY OF THE CORPORATIONS WITHIN A SINGLE YEAR (FROM THE EFFECTIVE DATE OF THE AGREEMENT) OF THE AGREEMENT, COMBINED WITH THE TOTAL OF ALL CLAIMS OR LOSSES OF SUBSCRIBER'S VENDOR, AND ANY OTHER PERSON CLAIMING THROUGH, ON BEHALF OF, OR AS HARMED BY SUBSCRIBER, IS LIMITED TO THE GREATER
OF: (I) IF SUBSCRIBER OR ANY OTHER PERSON CONTINUES TO RECEIVE THE INFORMATION OR ANY OTHER DATA AND/OR INFORMATION OFFERED BY NASDAQ, A PRORATED MONTH'S CREDIT OF ANY MONIES DUE DIRECTLY TO NASDAQ FROM SUBSCRIBER, OR, IF APPLICABLE, FROM ANY OTHER PERSON, FOR THE PERIOD AT ISSUE OR, IF SUBSCRIBER OR ANY OTHER PERSON NO LONGER RECEIVES EITHER THE INFORMATION OR ANY OTHER DATA AND/OR INFORMATION OFFERED BY NASDAQ, A REFUND OF ANY MONIES DUE DIRECTLY TO NASDAQ FROM SUBSCRIBER, OR, IF APPLICABLE, FROM ANY OTHER PERSON, FOR THE PERIOD AT ISSUE; OR (H) $500.00.

     (D) THIS SECTION SHALL NOT RELIEVE ANY OR ALL OF THE CORPORATIONS, SUBSCRIBER OR ANY OTHER PERSON FROM LIABILITY FOR DAMAGES THAT RESULT FROM THEIR OWN GROSS NEGLIGENCE OR WILLFUL TORTIOUS MISCONDUCT, OR FROM PERSONAL INJURY OR WRONGFUL DEATH CLAIMS.

     (E) SUBSCRIBER AND THE CORPORATIONS UNDERSTAND AND AGREE THAT THE TERMS OF THIS SECTION REFLECT A REASONABLE ALLOCATION OF RISK AND LIMITATION OF LIABILITY.

11. THIRD PARTY INFORMATION PROVIDERS' DISCLAIMERS OF WARRANTIES/LIMITATIONS OF LIABILITIES. NASDAQ'S THIRD PARTY INFORMATION PROVIDERS MAKE NO WARRANTIES OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY (INCLUDING, WITHOUT LIMITATION, TIMELINESS, TRUTHFULNESS, SEQUENCE, COMPLETENESS, ACCURACY, FREEDOM FROM INTERRUPTION), ANY IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING, OR COURSE OF PERFORMANCE, OR THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE AND THEY SHALL HAVE NO LIABILITY FOR THE ACCURACY OF, OR FOR DELAYS OR OMISSIONS IN, ANY OF THE INFORMATION PROVIDED BY THEM. NASDAQ'S THIRD PARTY INFORMATION PROVIDERS SHALL ALSO HAVE NO LIABILITY FOR ANY DAMAGES, WHETHER DIRECT OR INDIRECT, WHETHER

* Whenever an asterisk follows the first use of a term, Paragraph I defines the term.

LOST PROFITS, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF THE SUBSCRIBER OR ANY OTHER PERSON SEEKING RELIEF THROUGH SUBSCRIBER, EVEN IF THE THIRD PARTY INFORMATION PROVIDERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL THE LIABILITY OF THE THIRD PARTY INFORMATION PROVIDERS OR THEIR AFFILIATES TO SUBSCRIBER OR ANY OTHER PERSON SEEKING RELIEF THROUGH SUBSCRIBER PURSUANT TO ANY CAUSE OF ACTION, WHETHER IN CONTRACT, TORT, OR OTHERWISE, EXCEED THE FEE PAID BY SUBSCRIBER OR ANY OTHER PERSON SEEKING RELIEF THROUGH SUBSCRIBER, AS APPLICABLE.

12. Notwithstanding any other term or condition of this Agreement, Nasdaq, its third party information providers or Subscriber shall not be obligated to perform or observe their respective obligations undertaken in this Agreement (except for obligations to make payments hereunder and regulatory obligations) if prevented or hindered from doing so by any circumstances found to be beyond their control.

13. Subscriber will indemnify and hold harmless the Corporations and their employees, officers, directors, and other agents from any and all Claims or Losses imposed on, incurred by or asserted as a result of or relating to: (a) any noncompliance by Subscriber with the terms and conditions hereof; (b) any third-party actions related to Subscriber's receipt and use of the Information, whether authorized or unauthorized under the Agreement.

14. Each party warrants and represents and will indemnify and hold harmless (and in every case, Nasdaq shall be permitted to solely defend and settle) another party (including the Corporations) and their officers, directors, employees, and other agents, against any Claims or Losses arising from, involving, or relating to a claim of infringement or other violation of an intellectual property right by the indemnifying party, its actions or omissions, equipment, or other property. This right is conditioned on the indemnified party giving prompt written notice to the indemnifying party (as does not prejudice the defense) of the Claims or Losses and providing cooperation in the defense of the Claims or Losses (without waiver of attorney-client, work-product or other legal privilege, or disclosure of information legally required to be kept confidential).

15. Subscriber agrees that Nasdaq may enforce the terms of this Agreement against any Person, whether or not Vendor or Subscriber is a party to any such action or against Subscriber itself. - In any action there shall be available injunctive relief or damages, with the prevailing party being awarded costs and attorneys' fees (including in-house counsel).

16. In the event of any conflict between the terms of this Agreement and of the Vendor's agreement, the terms of this Agreement shall prevail as between the Corporations and Subscriber.

17. In addition to terminations permitted under the Vendor's agreement, this Agreement may be terminated by Subscriber on 30 days written notice to Vendor and by the Corporations on 30 days written notice either to Vendor or Subscriber. Nasdaq may also alter any term of this Agreement on 60 days written notice either to Vendor or Subscriber, and any use after such date is deemed acceptance of the new terms. In the event of Subscriber breach, discovery of the untruth of any representation of Subscriber, or where directed by NASD in its regulatory authority, Nasdaq may terminate this Agreement on not less than three (3) days written notice to Subscriber provided either by Nasdaq or Vendor.

18. Nasdaq does not endorse or approve any equipment, Vendor, or Vendor's
Service.

19. Natural persons executing this Agreement warrant and represent that they are at least eighteen (18) years of age. Subscriber and the Person executing this Agreement on behalf of Subscriber which is a proprietorship, corporation, partnership or other entity, represent that such Person is duly authorized by all necessary and appropriate corporate or other action to execute the Agreement on behalf of Subscriber.

20. All notices, invoices, and other communications required to be given in writing under this Agreement shall be directed to: Trading & Market Services, The Nasdaq Stock Market, Inc., 1735 K Street, N.W., Washington, D.C. 20006,
Attn.: Manager, Trading and Market Services, or to Subscriber at the last address known to the Vendor, and shall be deemed to have been duly given upon actual receipt by the parties, or upon constructive receipt if sent by certified mail, postage pre-paid, return receipt requested, at such

* Whenever an asterisk follows the first use of a term, Paragraph I defines the term.

address or to such other address as any party hereto shall hereafter specify by written notice to the other party or parties hereto.

21. Except as otherwise provided herein, no provision of this Agreement may be amended, modified, or waived, unless by an instrument in writing executed by a duly authorized signatory of the party against whom enforcement of such amendment, modification, or waiver is sought. No failure on the part of Nasdaq or Subscriber to exercise, no delay in exercising, and no course of dealing with respect to any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege under this Agreement. If any of the provisions of this Agreement, or application thereof to any Person or circumstance, shall to any extent be held invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to Persons or circumstances other than those as to which they are held invalid or unenforceable, shall not be affected thereby and each such term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

22. The terms of this Agreement apply to those obligations that survive any cancellation, termination, or rescission, namely, obligations relating to intellectual property, indemnification, limitation of liability, warranties, disclaimer of warranties, and Exchange Act related provisions.

23. This Agreement shall be deemed to have been made in the United States in the District of Columbia and shall be construed and enforced in accordance with, and the validity and performance hereof shall be governed by, the laws of the District of Columbia, without reference to principles of conflicts of laws thereof. Subscriber hereby consents to submit to the jurisdiction of the courts of or for the District of Columbia in connection with any action or proceeding instituted relating to this Agreement.

[FOR STAND-ALONE AGREEMENT, PLEASE INCLUDE SIGNATURE BLOCK.]

/ /  Check here if you qualify as a non-professional as defined in paragraph 1.

     SUBSCRIBER:         Harris, Webb & Garrison, Inc.      VENDOR:

     BY:                 Harry C. Webb                      BY:

     TITLE:              COO                                TITLE:

     DATE:               5-21-99                            DATE:



* Whenever an asterisk follows the first use of a term, Paragraph I defines the term.